UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant	Filed by a Party other than the Registrant
Check the appropriate box:
Preliminary Proxy Statement
CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Pursuant to §240.14a-12

Korn/Ferry International

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:
Fee paid previously with preliminary materials.
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

#WeAreKF

KORN FERRY®

NOTICE OF **2018** ANNUAL STOCKHOLDERS' MEETING AND **PROXY STATEMENT**

03
AUDIT MATTERS

PROPOSAL No. 3 RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	54

AUDIT COMMITTEE MATTERS	55
Fees Paid to Ernst & Young LLP	55
Recommendation to Appoint Ernst & Young LLP as Independent Registered Public Accounting Firm	55
Audit Committee Pre-Approval Policies and Procedures	56
Report of the Audit Committee	57

04
OTHER PROPOSALS

PROPOSAL No. 4 COMPANY PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ALLOW HOLDERS OF 25% OF OUTSTANDING SHARES TO CALL SPECIAL STOCKHOLDER MEETINGS	60
The Company’s Special Meeting Proposal	60
Purpose and Effect of the Company’s Special Meeting Proposal	60
Overview of Related Changes to the Bylaws	61
The Stockholder Proposal	61
Additional Information	62

PROPOSAL No. 5 STOCKHOLDER PROPOSAL REQUESTING AMENDMENTS TO ALLOW HOLDERS OF 10% OF OUTSTANDING SHARES TO CALL SPECIAL STOCKHOLDER MEETINGS	63
Stockholder Proposal	63
Board Statement in Opposition	64

05
GENERAL INFORMATION

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	66

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING	67

OTHER MATTERS	70
Certain Relationships and Related Transactions	70
Related Person Transaction Approval Policy	70
Section 16(a) Beneficial Ownership Reporting Compliance	70
Annual Report to Stockholders	70
Communications with Directors	71
Submission of Stockholder Proposals for Consideration at the 2019 Annual Meeting	71
Stockholders Sharing an Address	72

ANNEX A	A-1

ANNEX B	B-1

Back to Contents

DEAR FELLOW STOCKHOLDERS Thank you for your investment in Korn Ferry. On behalf of the Board of Directors, I want to express our appreciation for the trust you have placed in us to help oversee and facilitate Korn Ferry’s long term success.Fiscal 2018 Accomplishments Against a backdrop of uncertain macroeconomic and geopolitical factors, Korn Ferry achieved yet another year of strong financial performance and continued to make progress on our strategic objectives. We are proud of these results, which include: Generated record fee revenue of $1.767 billion, representing a 13% increase year over year; Returned $56.1 million to stockholders (approximately $33.1 million through share repurchases and $23 million in quarterly dividends in FY 18); Achieved diluted earnings per share of $2.35, representing a 60% increase year over year; RPO and Professional Search achieved double digit fee revenue growth for the fourth consecutive year; and Advisory achieved fee revenue growth of 8% year over year. Leading Corporate Governance Practices Complementing our financial performance is our Company’s commitment to corporate governance, including: Majority voting for directors in uncontested elections; Declassified Board with annual election of directors; Independent Chair and independent Board members (except for CEO); Regular engagement with stockholders; Board diversity; Recent removal of supermajority voting requirements from our Certificate of Incorporation and Bylaws; This year’s proposal to amend our Restated Certificate of Incorporation to allow stockholders to call special stockholder meetings; and Maintenance of the highest possible ISS Governance QualityScore of 1. Proxy Proposals On September 26, 2018, Korn Ferry will hold its annual stockholder meeting. Your vote is very important. I urge you to review the enclosed information carefully and participate in this important process. An important part of this Proxy Statement is a proposal to re-elect members to our Board of Directors. Each of the nominees have been selected for their experience, judgment, and integrity. Each of the nominees has been an important member of our Board and helped oversee the Company’s outstanding performance. We also have included a proposal submitted by a stockholder. The Board of Directors has reviewed this proposal carefully and recommends voting against it because it is not in the best interest of long-term stockholders. A detailed rationale for our recommendation with respect to this proposal is enclosed. The commentary above is only a snap shot of the Company’s Fiscal 2018 achievements, but we believe these achievements are representative of our commitment and progress. We strongly encourage each of our stockholders to review this Proxy Statement, vote promptly and convey their views. On behalf of our Board, Senior Management, and the Company, thank you for being a Korn Ferry stockholder. Sincerely, George Shaheen, Chair of the Board August 17, 2018 Korn Ferry 1900 Avenue of the Stars, Suite 2600 Los Angeles, CA 90067 (310) 552-1834

Back to Contents

NOTICE OF 2018 ANNUAL MEETING MEETING INFORMATION Date: September 26, 2018 Time: 8:00 a.m. Pacific Time Location: InterContinental, 2151 Avenue of the Stars, Los Angeles, CA 90067 Record Date: July 31, 2018 MEETING AGENDA To the Stockholders: On September 26, 2018, Korn Ferry (the “Company”, “we”, “its,” and “our”) will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the InterContinental located at 2151 Avenue of the Stars, Los Angeles, California 90067. The Annual Meeting will begin at 8:00 a.m. Pacific Time. Only stockholders who owned our common stock as of the close of business on July 31, 2018 (the “Record Date”) can vote at the Annual Meeting or any adjournments or postponements thereof. The purposes of the Annual Meeting are to: 1. Elect the eight directors nominated by our Board of Directors and named in the Proxy Statement accompanying this notice to serve on the Board of Directors until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation, or removal; 2. Vote on a non-binding advisory resolution to approve the Company’s executive compensation; 3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year; 4. Vote on a Company proposal to amend our Restated Certificate of Incorporation to allow holders of 25% of outstanding shares to call special stockholder meetings; 5. Vote on a stockholder proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings, if properly presented at the Annual Meeting; and 6. Transact any other business that may be properly presented at the Annual Meeting. RECOMMENDATION OF THE BOARD THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE YOUR SHARES “FOR” THE ELECTION OF EACH OF THE NOMINEES NAMED IN THE PROXY STATEMENT, “AGAINST” THE STOCKHOLDER PROPOSAL REGARDING SPECIAL STOCKHOLDER MEETINGS, AND “FOR” EACH OF THE OTHER ABOVE PROPOSALS. Please read the proxy materials carefully. Your vote is important and we appreciate your cooperation in considering and acting on the matters presented. See pages 67 - 69 for a description of the ways by which you may cast your vote on the matters being considered at the Annual Meeting August 17, 2018 Los Angeles, California By Order of the Board of Directors, Jonathan Kuai General Counsel and Corporate Secretary The Proxy Statement and accompanying Annual Report to Stockholders are available at www.proxyvote.com.

Back to Contents

PROXY SUMMARY

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. Page references are supplied to help you find further information in this Proxy Statement.

Annual Meeting of Stockholders (page 67)

Date and Time: September 26, 2018 at 8:00 a.m. Pacific Time.

Place: InterContinental, 2151 Avenue of the Stars, Los Angeles, California 90067.

Admission: To be admitted to the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) you must present valid photo identification and, if your shares are held by a bank, broker or other nominee, proof of beneficial ownership of the shares.

Eligibility to Vote: You can vote if you were a holder of Korn Ferry’s common stock at the close of business on July 31, 2018.

Voting Matters (page 67)

1	Election of Directors Page Reference (for more detail) page 8	Board Vote Recommendation FOR each Director Nominee

2	Advisory Resolution to Approve Executive Compensation Page Reference (for more detail) page 24	Board Vote Recommendation FOR

3	Ratification of Independent Registered Public Accounting Firm Page Reference (for more detail) page 54	Board Vote Recommendation FOR

4	Company Proposal to Amend the Restated Certificate of Incorporation to Allow Holders of 25% of Outstanding Shares to Call Special Stockholder Meetings Page Reference (for more detail) pages 60 - 62	Board Vote Recommendation FOR

5	Stockholder Proposal Requesting Amendments to Allow Holders of 10% of Outstanding Shares to Call Special Stockholder Meetings Page Reference (for more detail) pages 63 - 64	Board Vote Recommendation AGAINST

How to Cast Your Vote (pages 67 - 69)

On or about August 17 , 2018, we will mail a Notice of Internet Availability of Proxy Materials to stockholders of our common stock as of July 31, 2018, other than those stockholders who previously requested electronic or paper delivery of communications from us.

Stockholders of record can vote by any of the following methods:

Via telephone by calling 1-800-690-6903;

Via Internet by visiting www.proxyvote.com;

Via mail (if you received your proxy materials by mail) by signing, dating and mailing the enclosed proxy card; or

In person, at the Annual Meeting. You must present valid photo identification to be admitted to the Annual Meeting.

•	If you vote via telephone or the Internet, you must vote no later than 11:59 p.m. Eastern time on September 25, 2018. If you return a proxy card by mail, it must be received before the polls close at the Annual Meeting.

•	If your shares are held in the name of a bank, broker or other nominee, you must follow the voting instructions provided to you by your bank, broker or nominee in order for your shares to be voted.

2018 Proxy Statement	1

Back to Contents

BUSINESS HIGHLIGHTS FOR FISCAL YEAR 2018

Generated record fee revenue of $1.767 billion, representing a 13% increase year over year

65% Share Price Appreciation in FY 18*
* Comparison of closing price on last trading day of FY 18 v FY 17

Governance of the Company (page 16)

▼	▼	▼	▼
Board Structure	Committees and Attendance	Stockholder Engagement	Recent Corporate
• Independent Chair of the Board. • 7 of the 8 Directors on the Board are Independent. • Independent Directors Meet in Regular Executive Sessions.	• Independent Audit, Compensation and Nominating Committees. • All Directors Attended at Least 75% of Board and Their Respective Committee Meetings.

•  Stockholder Communication Process for Communicating with the Board.

•  This year’s proxy statement includes a Company proposal to amend the Company’s Restated Certificate of Incorporation to allow stockholders to call a special stockholder meeting.

Governance Enhancements
• Replaced Classified Board Structure with Annual Director Elections. • Implemented Majority Voting in Uncontested Elections. • Removed Supermajority Voting Standards.

Governance Insights (pages 9, 26 and 56)

Each of the Company’s standing Board committees is committed to staying abreast of the latest issues impacting good corporate governance. The Company has included three sets of Questions & Answers (“Q&As”), one with the chair of each of the Company’s standing committees. These Q&As are meant to provide stockholders with insight into committee-level priorities and perspectives on ESG, pay for performance, director compensation, oversight of cybersecurity and implementation of new EU data protection regulations.

2018 Proxy Statement	2

Back to Contents

BOARD NOMINEES (PAGES 11 - 15)

Doyle N. BENEBY Director	Gary D. BURNISON Director and President/CEO, of Korn Ferry	William R. FLOYD Director	Christina A. GOLD Director

Age: 58

Director Since: 2015

Independent: Yes

Committee Memberships:

•  Nominating and Corporate Governance

•  Compensation and Personnel

Experience/Qualification:

•  Former CEO of New Generation Power International.

•  Former President and CEO of CPS Energy.

•  Brings extensive executive management experience in the energy industry.

Age: 57

Director Since: 2007

Independent: No

Committee Memberships: – Experience/Qualification:

•  President and CEO of the Company.

•  Brings in-depth knowledge of the Company’s business, operations, employees and strategic opportunities.

Age: 73

Director Since: 2012

Independent: Yes

Committee Memberships:

•  Audit

•  Compensation and Personnel

Experience/Qualification:

•  Former Chairman of the Board of Buffet Holdings, Inc.

•  Brings extensive executive management experience in the service industry.

Age: 70

Director Since: 2014

Independent: Yes

Committee Memberships:

•  Nominating and Corporate Governance (Chair)

•  Compensation and Personnel

Experience/Qualification:

•  Former President, CEO and Director of The Western Union Company.

•  Brings executive management and board experience.

Jerry P. LEAMON Director	Angel R. MARTINEZ Director	Debra J. PERRY Director	George T. SHAHEEN Director and Non-Executive Chair of the Board of Korn Ferry

Age: 67

Director Since: 2012

Independent: Yes

Committee Memberships:

•  Compensation and Personnel (Chair)

•  Audit

Experience/Qualification:

•  Former Global Managing Director of Deloitte & Touche.

•  Brings financial accounting expertise and extensive global professional services experience.

Age: 63

Director Since: 2017

Independent: Yes

Committee Memberships:

•  Audit

Experience/Qualification:

•  Former Chairman of the Board of Directors of, and Former President and CEO of, Deckers Brands (formerly known as Deckers Outdoor Corporation).

•  Brings executive management, product, and marketing experience.

Age: 67

Director Since: 2008

Independent: Yes

Committee Memberships:

•  Audit (Chair)

•  Nominating and Corporate Governance

Experience/Qualification:

•  Former senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc.

•  Brings executive management, corporate governance, finance and analytical expertise and board and committee experience.

Age: 74

Director Since: 2009

Independent: Yes

Committee Memberships: – Experience/Qualification:

•  Chair of the Board of the Company.

•  Brings executive management, consulting, board and advisory experience.

2018 Proxy Statement	3

Back to Contents

2018 Executive Compensation Summary (page 39)*

Name and Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Gary D. Burnison, President and Chief Executive Officer	910,000	2,000,000	3,513,464	2,184,000	2,676	33,153	8,643,293
Robert P. Rozek, Executive Vice President, Chief Financial Officer and Chief Corporate Officer	575,000	1,000,000	1,702,641	1,150,000	—	21,106	4,448,747
Byrne Mulrooney, Chief Executive Officer of RPO, Professional Search and Products	450,000	500,000	1,149,548	1,000,000	—	239,657	3,339,205
Mark Arian, Chief Executive Officer of Advisory	450,000	1,200,000	—	—	—	11,139	1,661,139

*  See footnote disclosure to table on pages 39 - 40.

2018 Executive Total Compensation Mix (page 29)

*	Equity awards based upon grant date value. Excludes the special one-time cash awards made at the beginning of fiscal 2019 in recognition of extraordinary performance in fiscal 2018, as described in further detail on page 35, because they are not part of the annual compensation program. Also excludes Mr. Arian, who joined the Company in the fourth quarter of fiscal 2017 and thus did not participate in the ordinary annual grant cycle.

2018 Proxy Statement	4

Back to Contents

Compensation Process Highlights (pages 19 and 28 - 30)

•	Our Compensation and Personnel Committee receives advice from its independent compensation consultant.

•	We review total direct compensation and the mix of the compensation components for the named executive officers relative to our peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global people and organizational advisory firm.

Elements of Compensation (pages 31 - 37)

Element	Purpose	Determination
Base Salary	Compensate for services rendered during the fiscal year and provide sufficient fixed cash income for retention and recruiting purposes.	Reviewed on an annual basis by the Compensation and Personnel Committee taking into account competitive data from our peer group, input from our compensation consultant, and the executive’s individual performance.
Annual Cash Incentives	Motivate and reward named executive officers for achieving financial and strategy execution goals over a one-year period.	Determined by the Compensation and Personnel Committee based upon performance goals, strategic objectives, competitive data, and individual performance.
Long-Term Incentives	Align the named executive officers’ interests with those of stockholders, encourage the achievement of the long-term goals of the Company, and motivate and retain top talent.	Determined by the Compensation and Personnel Committee based upon a number of factors including competitive data, total overall compensation provided to each named executive officer, and historic grants.

Best Practices (page 28)

Our Board has adopted a clawback policy applicable to all cash incentive payments and performance-based equity awards granted to executive officers.

Our named executive officers are not entitled to any “single trigger” equity acceleration in connection with a change in control.

We have adopted policies prohibiting hedging, speculative trading or pledging of Company stock.

All named executive officers are required to own three times their annual base salary in Company common stock.

We do not provide excise tax gross-ups to any of our executive officers.

2018 Proxy Statement	5

Back to Contents

This page intentionally left blank

Back to Contents

01

GOVERNANCE

2018 Proxy Statement	7

Back to Contents

Proposal No. 1

ELECTION OF DIRECTORS

Our stockholders will be asked to consider eight nominees for election to our Board of Directors to serve for a one-year term until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

The names of the eight nominees for director and their current position with the Company are set forth below. Detailed biographical information regarding each of these nominees is provided in this Proxy Statement under the heading “The Board of Directors.” All of the nominees, with the exception of Mr. Burnison, have been determined by the Board to be independent under the rules of The New York Stock Exchange (the “NYSE”). Our Nominating and Corporate Governance Committee has reviewed the qualifications of each of the nominees and has recommended to the Board that each nominee be submitted to a vote at the Annual Meeting.

All of the nominees have indicated their willingness to serve, if elected, but if any should be unable or unwilling to serve, proxies may be voted for a substitute nominee designated by the Board. The Company did not receive any stockholder nominations for director. Proxies cannot be voted for more than the number of nominees named in this Proxy Statement.

Name	Position with Korn Ferry
Doyle N. Beneby	Director
Gary D. Burnison	Director and Chief Executive Officer
William R. Floyd	Director
Christina A. Gold	Director
Jerry P. Leamon	Director
Angel R. Martinez	Director
Debra J. Perry	Director
George T. Shaheen	Director and Non-Executive Chair of the Board

REQUIRED VOTE

In uncontested elections, directors are elected by a majority of the votes cast, meaning that each director nominee must receive a greater number of shares voted “for” such nominee than the shares voted “against” such nominee. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board. In that situation, the Company’s Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale behind it.

In a contested election—a circumstance we do not anticipate at the Annual Meeting—directors are elected by a plurality vote.

RECOMMENDATION OF THE BOARD The Board unanimously recommends that you vote “FOR” each of the nominees named above for election as a director.

2018 Proxy Statement	8

Back to Contents

THE BOARD OF DIRECTORS

The Company’s Restated Certificate of Incorporation provides that the number of directors shall not be fewer than eight nor more than fifteen, with the exact number of directors within such limits to be determined by the Board. Currently, the Board is comprised of eight directors. Upon the recommendation of the Company’s Nominating and Corporate Governance Committee, the Board has nominated the following persons to serve as directors until the 2019 Annual Meeting of Stockholders or their earlier resignation or removal:

Doyle N. Beneby	Jerry P. Leamon
Gary D. Burnison	Angel R. Martinez
William R. Floyd	Debra J. Perry
Christina A. Gold	George T. Shaheen

Each of the named nominees are independent under the NYSE rules, except for Mr. Burnison. If reelected, Mr. Shaheen will continue to serve as the Company’s independent Non-Executive Chair of the Board.

The Board held four meetings during fiscal year 2018. Each of the directors who were on the Board at the time attended at least 75% of the Board meetings and the meetings of committees of which they were members in fiscal 2018. Directors are expected to attend each annual meeting of stockholders. All directors then serving attended the 2017 Annual Meeting of Stockholders in person.

Governance Insights: Environmental, Social and Governance (“ESG”) Issues

Q & A WITH CHRISTINA GOLD, CHAIR OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Question: Recently, ESG issues have gained increasing attention. What actions has Korn Ferry undertaken to promote ESG?

At Korn Ferry, we see corporate responsibility as an important opportunity to impact people’s lives and the communities we serve. We strive to align environmental, social and governance issues to our purpose and values through our Korn Ferry Cares corporate responsibility program. Earlier this year, Korn Ferry published a Corporate Responsibility Report describing the Company’s commitments to our employees, ethical behavior, charitable giving, community involvement, and sustainability. Please see our Corporate Responsibility Report, available at https://dsqapj1lakrkc.cloudfront.net/media/sidebar_downloads/KF-Corporate-Responsibility-AR-2017-Digital-Spreads.pdf. We plan to build on this foundation in the coming years, and will continue to assess and modify our business in ways that can impact positive social and environmental change.

DIRECTOR QUALIFICATIONS

The Board believes that the Board, as a whole, should possess a combination of skills, professional experience, and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes there are certain attributes every director should possess, as reflected in the Board’s membership criteria discussed below. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending Board membership criteria to the full Board for approval. The criteria, which are set forth in the Company’s Corporate Governance Guidelines, include:

•	a reputation for integrity,

•	honesty and adherence to high ethical standards,

•	strong management experience,

•	current knowledge and contact in the Company’s industry or other industries relevant to the Company’s business,

•	the ability to commit sufficient time and attention to Board and Committee activities, and

•	the fit of the individual’s skills and personality with those of other directors in building a Board that is effective, collegial, diverse and responsive to the needs of the Company.

The Nominating and Corporate Governance Committee seeks a variety of occupational, educational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the Board in such

2018 Proxy Statement	9

Back to Contents

areas as professional experience, geography, race, gender, ethnicity, and age. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, the Nominating and Corporate Governance Committee does believe it is essential that Board members represent diverse viewpoints and backgrounds. The Nominating and Corporate Governance Committee periodically evaluates the composition of the Board to assess the skills and experience that are currently represented on the Board, as well as the skills and experience that the Board will find valuable in the future, given the Company’s current situation and strategic plans. This periodic assessment enables the Board to update the skills and experience it seeks in the Board as a whole, and in individual directors, as the Company’s needs evolve and change over time and to assess the effectiveness of efforts at pursuing diversity. In identifying director candidates from time to time, the Nominating and Corporate Governance Committee may establish specific skills and experience that it believes the Company should seek in order to constitute a balanced and effective board.

In evaluating director candidates, and considering incumbent directors for renomination to the Board, the Nominating and Corporate Governance Committee takes into account a variety of factors. These include each nominee’s independence, financial literacy, personal and professional accomplishments, and experience, each in light of the composition of the Board as a whole and the needs of the Company in general, and for incumbent directors, past performance on the Board.

SNAPSHOT OF DIRECTOR NOMINEES

Doyle N.	Gary D.	William R.	Christina A.	Jerry P.	Angel R.	Debra J.	George T.
BENEBY	BURNISON	FLOYD	GOLD	LEAMON	MARTINEZ	PERRY	SHAHEEN

All director nominees possess:

•	Relevant Senior Executive / CEO Experience

•	Innovative Thinking

•	Knowledge of Corporate Governance Practices

•	High Ethical Standards

•	Appreciation of Diverse Cultures and Backgrounds

BOARD DIVERSITY

The Board and Company are focused on ensuring the Board reflects a wide range of backgrounds, experiences and cultures. Fifty percent of our director nominees are women or ethnically diverse individuals.

DIRECTOR TENURE

The Company believes that a variety of tenures on our Board helps to provide an effective mix of deep knowledge and new perspectives. The current tenure of our Board is as follows:

2018 Proxy Statement	10

Back to Contents

The Board believes the contribution of each director is the most important factor for determining continued service. Under the Board’s Corporate Governance Guidelines, a director is generally not eligible to stand for re-election after his or her 74th birthday, but the Board may, after a formal review of a director’s contributions, allow such a director to stand for election to one additional term of service after reaching his or her 74th birthday. Mr. Shaheen, director and Non-Executive Chair of the Board, will have met the retirement age at the Annual Meeting, and after its review of Mr. Shaheen’s skills, experience, and continued contribution as a Board member, the Board resolved to renominate Mr. Shaheen for one additional term of service at the Annual Meeting.

The biographies below set forth information about each of the nominees for director, including each such person’s specific experience, qualifications, attributes and skills that led our Board to conclude that such nominee/director should serve on our Board. The process undertaken by the Nominating and Corporate Governance Committee in recommending qualified director candidates is described below under “Corporate Governance—Board Committees—Nominating and Corporate Governance Committee”.

BACKGROUND INFORMATION REGARDING DIRECTOR NOMINEES

Doyle N. BENEBY Director Since: 2015 Former Chief Executive Officer - CPS Energy Age: 58

Board Qualifications and Skills:

Extensive Senior Leadership/Executive Officer Experience: Previously served in a multitude of senior leadership positions, including as former Chief Executive Officer of New Generation Power International, as President and Chief Executive Officer of CPS Energy, and various leadership roles at PECO Energy and Exelon Power, where he served as President.

Broad Energy Industry Experience: Over 30 years of experience in the energy industry, with expertise in many facets of the electric & gas utility industry.

Other Directorships:

Capital Power Corporation, Quanta Services, University of Texas Energy Institute, Argonne National Laboratory, Keystone Center & Energy Board (Trustee), and University of Miami (Trustee).

Mr. Beneby is currently an independent consultant and professional Director. Mr. Beneby served as Chief Executive Officer of New Generation Power International, a start-up international renewable energy company, based in Chicago, Illinois, from November 2015 until May 2016. Prior to that, Mr. Beneby served as President and Chief Executive Officer of CPS Energy, the largest municipal electric and gas utility in the nation, from July 2010 to November 2015. Prior to joining CPS Energy, Mr. Beneby served at Exelon Corporation from 2003 to 2010 in various roles, most recently, as President of Exelon Power and Senior Vice President of Exelon Generation from 2009 to 2010. From 2008 to 2009, Mr. Beneby served as Vice President, Generation Operations for Exelon Power. From 2005 to 2008, Mr. Beneby served as Vice President, Electric Operations for PECO Energy, a subsidiary of Exelon Corporation. Mr. Beneby serves on the boards of numerous energy industry organizations such as Capital Power Corporation, Quanta Services, Argonne National Laboratory, Keystone Center & Energy Board (Trustee), and University of Texas Energy Institute. Mr. Beneby also serves as a Trustee for his alma mater, the University of Miami.

2018 Proxy Statement	11

Back to Contents
Gary D. BURNISON Director Since: 2007 President and Chief Executive Officer Age: 57

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained in roles as President, Chief Executive Officer and as former Chief Financial Officer and Chief Operating Officer of the Company, as Chief Financial Officer of Guidance Solutions, as an executive officer of Jefferies and Company, Inc. and as a partner at KPMG Peat Warwick.

Senior Leadership/Executive Officer Experience: In addition to serving as the Company’s President and Chief Executive Officer, served as Chief Financial Officer of Guidance Solutions.

Extensive Knowledge of the Company’s Business and Industry: Over 15 years of service with the Company, including as President and Chief Executive Officer of the Company since July 2007 and Chief Operating Officer of the Company from October 2003 until June 2007.

Other Directorships: N/A

Mr. Burnison has served as President and Chief Executive Officer of the Company since July 2007. He was the Executive Vice President and Chief Financial Officer of the Company from March 2002 until June 30, 2007. He also served as Chief Operating Officer of the Company from October 2003 until June 30, 2007. From 1999 to 2001, Mr. Burnison was Principal and Chief Financial Officer of Guidance Solutions and from 1995 to 1999 he served as an executive officer and member of the board of directors of Jefferies and Company, Inc., the principal operating subsidiary of Jefferies Group, Inc. Prior to that, Mr. Burnison was a partner at KPMG Peat Marwick.

William R. FLOYD Director Since: 2012 Former Chairman of the Board Buffet Holdings, Inc. Age: 73

Board Qualifications and Skills:

High Level of Financial Experience: Significant financial experience gained through senior leadership roles over the past 30-plus years.

Extensive Senior Leadership/Executive Officer Experience: Previously served in a multitude of senior leadership positions, including as Chairman of the Board of Buffet Holdings, Inc., Chairman and Chief Executive Officer of Physiotherapy Associates, Chairman and Chief Executive Officer of Beverly Enterprises, Inc., and various executive positions with PepsiCo Inc.’s restaurant group.

Broad Service Industry Experience: Over 30 years of experience in service industries, including restaurants, lodging and healthcare.

Other Directorships:

El Pollo Loco Holdings, Inc., Muzinich Capital LLC, Pivot Physical Therapy, Busaba Restaurants, Chairman of the Board of Trustees of Valley Forge Military Academy and College, and Board of Overseers at the University of Pennsylvania School of Nursing.

Mr. Floyd served as Chairman of the Board of Buffet Holdings, Inc., which through its subsidiaries owns and operates a chain of restaurants in the United States, from June 2009 to July 2012. He has over 30 years of experience in service industries, including restaurants, lodging and healthcare. His prior positions include, among others, Chairman and Chief Executive Officer of Physiotherapy Associates (which was formed by the merger of Benchmark Medical, Inc. and Physiotherapy Corporation), a provider of outpatient physical rehabilitation services in the United States, from June 2007 to February 2009; Chairman and Chief Executive Officer of Benchmark Medical, Inc. from November 2006 to June 2007; Chairman and Chief Executive Officer of Beverly Enterprises, Inc. from December 2001 to March 2006 (he joined Beverly Enterprises in April 2000 as President and Chief Operating Officer); President and Chief Executive Officer of Choice Hotels International from October 1996 to May 1998; and various executive positions within PepsiCo Inc.’s restaurant group from December 1989 to September 1996, including as Chief Operating Officer of Kentucky Fried Chicken from August 1994 through July 1995 and as Chief Operating Officer of Taco Bell Corp. from July 1995 until September 1996. Mr. Floyd currently serves on the board of El Pollo Loco Holdings, Inc., Muzinich Capital LLC, and Pivot Physical Therapy, a private equity-owned physical therapy business. Mr. Floyd also serves as Chairman of the Board of Busaba Restaurants, a Thai restaurant concept based in the UK. He is also a member and Chairman Emeritus of the Board of Trustees of Valley Forge Military Academy and College, is on the Board of Overseers at the University of Pennsylvania School of Nursing and is a member of the Union League of Philadelphia. Mr. Floyd received a BA degree from the University of Pennsylvania and an MBA from the Wharton School.

2018 Proxy Statement	12

Back to Contents
Christina A. GOLD Director Since: 2014 Former Chief Executive Officer, The Western Union Company Age: 70

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained from a ten-year career with The Western Union Company and its former parent company.

Extensive Senior Leadership/Executive Officer Experience: Served in numerous senior leadership positions, including as Chief Executive Officer and President of The Western Union Company, President of Western Union Financial Services, Vice Chairman and Chief Executive Officer of Excel Communications and President and CEO of Beaconsfield Group, Inc.

Broad International Experience: Significant international experience from 28 year career at Avon Products, Inc., including as Senior Vice President & President of Avon North America.

Significant Public Company Board Experience: Over 17 years of public company board experience, including as a director of ITT Inc. (formerly ITT Corporation) since 1997, International Flavors & Fragrances, Inc. since 2013, Exelis Inc. from 2011 to 2013, and The Western Union Company from 2006 to 2010.

Other Directorships: ITT Inc., International Flavors & Fragrances, Inc., New York Life Insurance and Safe Water Network.

From September 2006 until September 2010, Ms. Gold was Chief Executive Officer, President and a director of The Western Union Company, a leading company in global money transfer. Ms. Gold was President of Western Union Financial Services, Inc. and Senior Executive Vice President of First Data Corporation, former parent company of The Western Union Company and provider of electronic commerce and payment solutions, from May 2002 to September 2006. Prior to that, Ms. Gold served as Vice Chairman and Chief Executive Officer of Excel Communications, Inc., a former telecommunications and e-commerce services provider, from October 1999 to May 2002. From 1998 to 1999, Ms. Gold served as President and CEO of Beaconsfield Group, Inc., a direct selling advisory firm that she founded. Prior to founding Beaconsfield Group, Ms. Gold spent 28 years (from 1970 to 1998) with Avon Products, Inc., in a variety of positions, including as Executive Vice President, Global Direct Selling Development, Senior Vice President and President of Avon North America, and Senior Vice President & CEO of Avon Canada. Ms. Gold is currently a director of ITT Inc., International Flavors & Fragrances, Inc., and New York Life Insurance. From October 2011 to May 2013, Ms. Gold was a director of Exelis, Inc. and from 2006 to 2010 she was a director of The Western Union Company. She also sits on the board of Safe Water Network, a non-profit organization working to develop locally owned, sustainable solutions to provide safe drinking water.

Jerry P. LEAMON Director Since: 2012 Former Global Managing Director, Deloitte Age: 67

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained from almost 40-year career with Deloitte & Touche LLP, including as leader of the tax practice and as leader of the M&A practice for more than ten years.

Accounting Expertise: In addition to an almost 40-year career with Deloitte & Touche, Mr. Leamon is a certified public accountant.

Broad International Experience: Served as leader of Deloitte & Touche’s tax practice, both in the U.S. and globally and was Global Managing Director for all client programs.

Service Industry Experience: Deep understanding of operational and leadership responsibilities within the professional services industry having held senior leadership positions at Deloitte while serving some of their largest clients.

Other Directorships: Credit Suisse USA, Geller & Company, Americares Foundation, Jackson Hewitt Tax Services, and member of Business Advisory Council of the Carl H. Lindner School of Business.

Mr. Leamon served as Global Managing Director for Deloitte & Touche until 2012, having responsibility for all of Deloitte’s businesses at a global level. In a career of almost 40 years at Deloitte, 31 of which as a partner, he held numerous roles of increasing responsibility. Previously, he served as the leader of the tax practice, both in the U.S. and globally, and had responsibility as Global Managing Director for all client programs including industry programs, marketing communication and business development. In addition, he was leader of the M&A practice for more than ten years. Throughout his career he served some of Deloitte’s largest clients. Mr. Leamon serves on a number of boards of public, privately held and non-profit organizations, including Credit Suisse USA where he chairs the Audit Committee, Geller & Company, and Jackson Hewitt Tax Services, and serves as the Chairman of the Americares Foundation. Mr. Leamon is also a Senior Advisor to Lead Edge Investments. He is also a former member of the University of Cincinnati Foundation and Board and serves as a member of the Business Advisory Council of the Carl H. Lindner School of Business. Mr. Leamon is also a certified public accountant.

2018 Proxy Statement	13

Back to Contents
Angel R. MARTINEZ Director Since: 2017 Former Chairman of the Board of Directors of, and former CEO and President of, Deckers Brands Age: 63

Board Qualifications and Skills:

Extensive Senior Leadership/Executive Officer Experience: Served in numerous senior leadership positions, including as Chief Executive Officer and President of Deckers Brands, Executive Vice President and Chief Marketing Officer of Reebok International Ltd., President of The Rockport Company, and President and Chief Executive Officer of Keen, LLC.

Broad Product and Marketing Experience: Almost 40 years of experience in product and marketing from senior positions with, among other companies, Deckers Brands, Reebok International and The Rockport Company.

Significant Public Company Board and Corporate Governance Experience: Over 20 years of public company board service, including as a director of Tupperware Brands Corporation since 1998 and Chairman of the Board of Deckers Brands from 2008 to 2017.

Other Directorships: Tupperware Brands Corporation

Mr. Martinez is the former President, Chief Executive Officer and Chairman of the Board of Directors of Deckers Brands (formerly known as Deckers Outdoor Corporation) (“Deckers”). Deckers is a global leader in designing, marketing and distributing innovative footwear, apparel, and accessories developed for both everyday casual lifestyle use and high performance activities. He served as CEO and President of Deckers from April 2005 until his retirement in June 2016. He served as Executive Chairman of the Board from 2008 until his retirement in June 2016, and served as non-executive Chairman from June 2016 until September 2017. Prior to joining Deckers, he was President, Chief Executive Officer and Vice Chairman of Keen LLC, an outdoor footwear manufacturer, from April 2003 to March 2005. Prior thereto, he served as Executive Vice President and Chief Marketing Officer of Reebok International Ltd. (Reebok) and as Chief Executive Officer and President of The Rockport Company, a subsidiary of Reebok. Mr. Martinez graduated from the University of California, Davis, in 1977.

Debra J. PERRY Director Since: 2008 Former senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. Age: 67

Board Qualifications and Skills:

High Level of Financial Experience: Substantial financial experience gained from 23 years of professional experience in financial services, including a 12-year career at Moody’s Corporation, where among other things, Ms. Perry oversaw the Americas Corporate Finance, Leverage Finance and Public Finance departments.

Significant Audit Committee Experience: Over 13 years of public company audit committee service, including as a member of MBIA Inc.’s audit committee (2004 to 2008), PartnerRe’s audit committee (from June 2013 to March 2016, including as chair of the audit committee from January 2015 to March 2016) and Korn Ferry’s audit committee (since 2008; appointed chair of audit committee in 2010).

Significant Public Company Board and Corporate Governance Experience: Previously served as a director (June 2013 to March 2016) and chair of the audit committee (January 2015 to March 2016) of PartnerRe, and as a director of BofA Funds Series Trust (June 2011 to April 2016), of MBIA Inc. (2004 to 2008) and CNO Financial Group, Inc. (2004 to 2011). Actively involved in corporate governance organizations, including the National Association of Corporate Directors (“NACD”) and the Shareholder-Director Exchange working group. Named in 2014 to NACD’s Directorship 100, which recognizes the most influential people in the boardroom and corporate governance community.

Other Directorships: Assurant, the Sanford C. Bernstein Fund, Inc. and Genworth Financial Inc.

Ms. Perry currently serves on the boards of directors of Assurant (and its Finance & Risk Committee) (elected August 2017), the Sanford C. Bernstein Fund, Inc. (elected July 2011) and Genworth Financial Inc. (elected December 2016). She was a member of the board (from June 2013) and chair of the Audit Committee (from January 2015) of PartnerRe, a Bermuda-based reinsurance company, until the sale of the company to a European investment holding company in March 2016. She was also a trustee of the Bank of America Funds from June 2011 until April 2016. Ms. Perry served on the board of directors and chair of the human resources and compensation committee of CNO Financial Group, Inc., from 2004 to 2011. In 2014, Ms. Perry was named to NACD’s Directorship 100, which recognizes the most influential people in the boardroom and corporate governance community. From September 2012 to December 2014, Ms. Perry served as a member of the Executive Committee of the Committee for Economic Development (“CED”) in Washington, D.C. a non-partisan, business-led public policy organization, until its merger with the Conference Board, and she continues as a member of CED. She worked at Moody’s Corporation from 1992 to 2004. From 2001 to 2004, Ms. Perry was a senior managing director in the Global Ratings and Research Unit of Moody’s Investors Service, Inc. where she oversaw the Americas Corporate Finance, Leverage Finance, Public Finance and Financial Institutions departments. From 1999 to 2001, Ms. Perry served as Chief Administrative Officer and Chief Credit Officer, and from 1996 to 1999, she was a group managing director for the Finance, Securities and Insurance Rating Groups of Moody’s Corporation. Ms. Perry has also been a managing member of Perry Consulting LLC, an advisory firm specializing in credit risk management and governance within the financial industry since 2008.

2018 Proxy Statement	14

Back to Contents
George T. SHAHEEN Director Since: 2009 Chair of the Board Age: 74

Board Qualifications and Skills:

Extensive Senior Leadership/Executive Officer Experience: Previously served as Chief Executive Officer of Siebel Systems, Inc., Chief Executive Officer and Global Managing Partner of Andersen Consulting, and CEO of Webvan Group, Inc.

Significant Public Company Board Experience: 14 years of public company board experience, including as a director of NetApp (since 2004), Marcus & Millichap (since 2013), and Green Dot Corporation (since 2013).

Service Industry Experience: Former Chief Executive Officer of Andersen Consulting.

Other Directorships: NetApp, 24/7 Customer, Marcus & Millichap, and Green Dot Corporation.

Mr. Shaheen was Chief Executive Officer of Siebel Systems, Inc., a CRM software company, which was purchased by Oracle in January 2006, from April 2005 to January 2006. He was Chief Executive Officer and Global Managing Partner of Andersen Consulting, which later became Accenture, from 1989 to 1999. He then became CEO and Chairman of the Board of Webvan Group, Inc. from 1999 to 2001. Mr. Shaheen serves on the boards of NetApp, 24/7 Customer, Marcus & Millichap, and Green Dot Corporation. He also served on the Strategic Advisory Board of Genstar Capital. He has served as IT Governor of the World Economic Forum, and was a member of the Board of Advisors for the Northwestern University Kellogg Graduate School of Management. He has also served on the Board of Trustees of Bradley University. Mr. Shaheen received a BS degree and an MBA from Bradley University.

2018 Proxy Statement	15

Back to Contents

CORPORATE GOVERNANCE

The Board oversees the business and affairs of the Company and believes good corporate governance is a critical factor in our continued success and also aligns management and stockholder interests. Through our website, at www.kornferry.com, our stockholders have access to key governing documents such as our Code of Business Conduct and Ethics, Corporate Governance Guidelines and charters of each committee of the Board. The highlights of our corporate governance program are included below:

▼	▼	▼

Board Structure

•	87.5% of the Board consists of Independent Directors

•	Independent Chair of the Board

•	Independent Audit, Compensation and Nominating Committees

•	Regular Executive Sessions of Independent Directors

•	Annual Board and Committee Self-Evaluations

•	50% Diverse Board Members

•	Annual Strategic Off-Site Meeting
Stockholder Rights

•	Annual Election of Directors

•	Majority Voting for Directors in Uncontested Elections

•	No Poison Pill in Effect

•	Stockholder Communication Process for Communicating with the Board

•	No Supermajority Voting Standards

•	Company proxy proposal to amend our Restated Certificate of Incorporation to allow stockholders to call special stockholder meetings
Other Highlights

•	Clawback Policy

•	Stock Ownership Guidelines

•	Pay-for-Performance Philosophy

•	Policies Prohibiting Hedging, Pledging and Short-Sales

•	No Excise Tax Gross-Ups

•	Quarterly Education on Latest Corporate Governance Developments

•	Commitment to Environmental, Social and Governance Issues

DIRECTOR INDEPENDENCE

The Board has determined that as of the date hereof a majority of the Board is “independent” under the independence standards of the NYSE. The Board has determined that the following directors are “independent” under the independence standards of the NYSE: Doyle N. Beneby, William R. Floyd, Christina A. Gold, Jerry P. Leamon, Angel R. Martinez, Debra J. Perry, and George T. Shaheen.

For a director to be “independent”, the Board must affirmatively determine that such director does not have any material relationship with the Company. To assist the Board in its determination, the Board reviews director independence in light of the categorical standards set forth in the NYSE’s Listed Company Manual. Under these standards, a director cannot be deemed “independent” if, among other things:

•	the director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company;

•	the director has received, or has an immediate family member who received, during any 12-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•	(1) the director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor, (2) the director is a current employee of such a firm, (3) the director has an immediate family member who is a current employee of such a firm and personally works on the Company’s audit, or (4) the director or an immediate family member was within the last three years a partner or employee of such firm and personally worked on the Company’s audit within that time;

•	the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serve or served on that company’s compensation committee; or

•	the director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenues.

The independent directors of the Board meet regularly in executive sessions outside the presence of management. Mr. George Shaheen, as Chair of the Board, currently presides at all executive sessions of the independent directors. Subject to his reelection at the Annual Meeting, Mr. Shaheen will continue in this role following the Annual Meeting.

2018 Proxy Statement	16

All current members of the Board, with the exception of our CEO, Mr. Burnison, are independent. Further, all members of our Audit Committee, Compensation and Personnel Committee and Nominating and Corporate Governance Committee are independent.

BOARD LEADERSHIP STRUCTURE

The Company’s Corporate Governance Guidelines provide that the Board is free to select its Chair and CEO in the manner it considers to be in the best interests of the Company and that the role of Chair and CEO may be filled by a single individual or two different persons. This provides the Board with flexibility to decide what leadership structure is in the best interests of the Company at any point in time. Currently, the Board is led by an independent, non-executive Chair, Mr. George Shaheen. Mr. Shaheen will continue to serve as Chair of the Board, subject to his reelection as a director at the Annual Meeting. The Board has determined that having an independent director serve as Chair of the Board is in the best interests of the Company at this time as it allows the Chair to focus on the effectiveness and independence of the Board while the CEO focuses on executing the Company’s strategy and managing the Company’s business. In the future, the Board may determine that it is in the best interests of the Company to combine the role of Chair and CEO.

BOARD’S OVERSIGHT OF ENTERPRISE RISK AND RISK MANAGEMENT

The Board plays an active role, both as a whole and also at the committee level, in overseeing management of the Company’s risks. Management is responsible for the Company’s day-today risk management activities. The Company has established an enterprise risk framework for identifying, aggregating and evaluating risk across the enterprise. The risk framework is integrated with the Company’s annual planning, audit scoping, and control evaluation management by its internal auditor. The review of risk management is a dedicated periodic agenda item for the Audit Committee, whose responsibilities include periodically reviewing management’s financial and operational risk assessment and risk management policies, the Company’s major financial risk exposures (including risks related to cyber security vulnerabilities), and the steps management has taken to monitor and control such exposures. The Company’s other Board committees also consider and address risk during the course of their performance of their committee responsibilities. Specifically, the Compensation and Personnel Committee reviews the risks related to the Company’s compensation programs for senior management, discussed in more detail below, and the Nominating and Corporate Governance Committee oversees risks associated with operations of the Board and its governance structure. Further, the General Counsel periodically reports to the Board on litigation and other legal risks that may affect the Company. The full Board monitors risks through regular reports from each of the Committee chairs and the General Counsel, and is apprised of particular risk management matters in connection with its general oversight and approval of corporate matters. We believe the division of risk management responsibilities described above provides an effective framework for evaluating and addressing the risks facing the Company, and that our Board leadership structure supports this approach because it allows our independent directors, through the independent committees and non-executive Chair, to exercise effective oversight of the actions of management.

Assessment of Risk Related to Compensation Programs

During fiscal 2018, the Company completed its annual review of executive and non-executive compensation programs globally, with particular emphasis on incentive compensation plans and programs. Based on this review, the Company evaluated the primary components of its compensation plans and practices to identify whether those components, either alone or in combination, properly balanced compensation opportunities and risk. As part of this inventory, several factors were noted that reduce the likelihood of excessive risk taking. These factors include: balancing performance focus between near-term objectives and strategic initiatives; issuing annual equity awards that vest over multi-year time horizons (and, in the case of named executive officers, a majority of which are also subject to the achievement of performance goals); and maintaining stock ownership guidelines and a clawback policy applicable to our executive officers. Furthermore, the Compensation and Personnel Committee retains its own independent compensation consultant to provide input on executive pay matters, meets regularly, and approves all performance goals, award vehicles, and pay opportunity levels for named executive officers. As a result of this evaluation, the Company concluded that risks arising from the Company’s compensation policies and practices are not reasonably likely to have a material adverse impact on the Company.

2018 Proxy Statement	17

BOARD COMMITTEES

Although the full Board considers all major decisions, the Company’s Bylaws permit the Board to have the following standing committees to more fully address certain areas of importance: (1) an Audit Committee, (2) a Compensation and Personnel Committee, and (3) a Nominating and Corporate Governance Committee. The members of the standing committees as of the date hereof are set forth in the tables below. Following the Annual Meeting, the Nominating and Corporate Governance Committee intends to evaluate the composition of the standing committees and make recommendations to the Board regarding any appropriate changes to the Committees.

Audit Committee

Debra J. PERRY	Jerry P. LEAMON	William R. FLOYD	Angel R. MARTINEZ
Chair
Among other things, the Audit Committee:
•	Is directly responsible for appointment, compensation, retention, and oversight of the independent registered public accounting firm;
•	Reviews the independent registered public accounting firm’s qualifications and independence;
•	Reviews the plans and results of the audit engagement with the independent registered public accounting firm;
•	Approves financial reporting principles and policies;
•	Considers the range of audit and non-audit fees;
•	Reviews the adequacy of the Company’s internal accounting controls;
•	Oversees the Company’s internal audit function, including annually reviewing and discussing the performance and effectiveness of the Internal Audit Department;
•	Oversees the Company’s Ethics and Compliance Program, including annually reviewing and discussing the implementation and effectiveness of the program; and
•	Works to ensure the integrity of financial information supplied to stockholders.

The Audit Committee is also available to receive reports, suggestions, questions and recommendations from the Company’s independent registered public accounting firm, Internal Audit Department, the Chief Financial Officer and the General Counsel. It also confers with these parties in order to help assure the sufficiency and effectiveness of the programs being followed by corporate officers in the area of compliance with legal and regulatory requirements, business conduct and conflicts of interest. The Audit Committee is composed entirely of non-employee directors whom the Board has determined are “independent directors” under the applicable listing standards of the NYSE and the applicable rules of the Securities and Exchange Commission (the “SEC”). The Board, in its business judgment, has determined that Ms. Perry and Messrs. Leamon, Floyd, and Martinez are “financially literate,” under the NYSE rules, and that Mr. Leamon and Ms. Perry qualify as “audit committee financial experts” as such term is defined in Item 407(d)(5) of Regulation S-K under the Exchange Act. The Board determined that Ms. Perry qualifies as an “audit committee financial expert” from her many years of experience in the financial services industry and service on other public company Audit Committees. The Audit Committee met eight times in fiscal 2018. The Audit Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link located in a list on the right side of the page. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

2018 Proxy Statement	18

Compensation and Personnel Committee

Jerry P. LEAMON	William R. FLOYD	Christina A. GOLD	Doyle N. BENEBY
Chair
Among other things, the Compensation and Personnel Committee:
•	Approves and oversees the Company’s compensation programs, including cash and equity-based incentive programs provided to members of the Company’s senior management group, including the Company’s Chief Executive Officer, Chief Financial Officer and other named executive officers;
•	Reviews the compensation of directors for service on the Board and its committees; and
•	Approves or recommends to the Board, as required, specific compensation actions, including salary adjustments, annual cash incentives, stock option grants, and employment and severance arrangements for the Chief Executive Officer and other executive officers.

The Compensation and Personnel Committee may, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee consisting solely of members of the Compensation and Personnel Committee who are non-employee directors and outside directors. The Board has determined that all members of the Compensation and Personnel Committee are “independent directors” under the applicable listing standards of the NYSE. The Compensation and Personnel Committee met six times during fiscal 2018. The Compensation and Personnel Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link located in a list on the right side of the page. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

2018 Proxy Statement	19

Nominating and Corporate Governance Committee

Christina A. GOLD	Doyle N. BENEBY	Debra J. PERRY
Chair
Among other things, the Nominating and Corporate Governance Committee:
•	Recommends criteria to the Board for the selection of nominees to the Board;
•	Evaluates all proposed nominees;
•	Prior to each annual meeting of stockholders, recommends to the Board a slate of nominees for election to the Board by the stockholders at the annual meeting;
•	Make recommendations to the Board from time to time as to changes the Committee believes to be desirable to the size, structure, composition and functioning of the Board or any committee thereof; and
•	Oversee risks associated with operations of the Board and its governance structure.

In evaluating nominations, the Nominating and Corporate Governance Committee considers a variety of criteria, including business experience and skills, independence, judgment, integrity, the ability to commit sufficient time and attention to Board activities, and the absence of potential conflicts with the Company’s interests. Any stockholder recommendations for director are evaluated in the same manner as all other candidates considered by the Nominating and Corporate Governance Committee. While the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity, it also takes into account the diversity of the Board when considering director nominees. The Board has determined that all members of the Nominating and Corporate Governance Committee are “independent directors” under the applicable listing standards of the NYSE. The Nominating and Corporate Governance Committee met three times in fiscal 2018. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by the Board, which is available on the Company’s website and in print to any stockholder that requests it. To access the charter from the Company’s website, go to www.kornferry.com, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link located in a list on the right side of the page. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Stockholders may recommend director nominees by mailing submissions to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

2018 Proxy Statement	20

CULTURE OF INTEGRITY AND CODE OF BUSINESS CONDUCT AND ETHICS

Korn Ferry is committed to having and maintaining a strong and effective global Ethics and Compliance Program. Consistent with that commitment, the Board has and continues to promote the Company’s culture of ethics and integrity. The Board has adopted a Code of Business Conduct and Ethics that is applicable to all directors, employees and officers (including the Company’s Chief Executive Officer, Chief Financial Officer and Principal Accounting Officer). Korn Ferry colleagues know that quality and professional responsibility starts with them and the Board has emphasized that with the “tone at the top.” The Code of Business Conduct and Ethics provides a set of shared values to guide our actions and business conduct, including: loyalty, honesty, accountability, observance of ethical standards, and adherence to the law. Among other things, the Code of Business Conduct and Ethics requires directors, employees, and officers to maintain the confidentiality of all information entrusted to them (except when disclosure is authorized or legally mandated); to deal fairly with the Company’s clients, service providers, suppliers, competitors, and employees; to protect Company assets; and for those who have a role in the preparation and/or review of information included in the Company’s public filings, to report such information accurately and honestly. It also prohibits directors, employees, and officers from using or attempting to use their position at the Company to obtain an improper personal benefit. The Code of Business Conduct and Ethics is available on the Company’s website and in print to any stockholder that requests it. To access the Code of Business Conduct and Ethics from the Company’s website, go to www.kornferry.com, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link located in a list on the right side of the page. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. We intend to post on the Company’s website amendments, if any, to the Code of Business Conduct and Ethics, as well as any waivers thereunder, with respect to our officers and directors as required to be disclosed by the SEC and NYSE rules.

Korn Ferry asks all directors, officers, and personnel, no matter where they are in the world, to make a commitment to abide by the Code, and the Company’s values and ethical business conduct practices. Our ethical business conduct practices and oversight include the following:

•	the Nominating and Corporate Governance Committee selects potential Board candidates who are committed to promoting the Company’s values, including a corporate culture of ethics and integrity;

•	the Audit Committee is responsible for overseeing the implementation and effectiveness of the Company’s Ethics and Compliance Program, including compliance with the Code;

•	the Company has a General Counsel and Deputy Compliance Officer with a direct reporting channel to the Audit Committee; and

•	the Company conducts compliance-related internal audits, investigations, and monitoring.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted Corporate Governance Guidelines, which among other things, impose limits on the number of directorships each member of the Board may hold (the Chief Executive Officer of the Company may not sit on more than two boards of directors of public companies (including the Company), while all other directors may not sit on more than five boards of directors of public companies (including the Company)); specifies the criteria to be considered for director candidates; and requires non-management directors to meet periodically without management. Additionally, the guidelines require that, when a director’s principal occupation or business association changes substantially during his or her tenure as a director, that director is required to provide written notice of such change to the chair of the Nominating and Corporate Governance Committee, and agree to resign from the Board if the Board determines to accept such resignation. The Nominating and Corporate Governance Committee must then review and assess the circumstances surrounding such change, and recommend to the Board any appropriate action to be taken. The Corporate Governance Guidelines are available on the Company’s website and in print to any stockholder that requests it. To access the Corporate Governance Guidelines from the Company’s website, go to www.kornferry.com, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link located in a list on the right side of the page. Requests for a printed copy should be addressed to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary.

2018 Proxy Statement	21

This page intentionally left blank

02

COMPENSATION

2018 Proxy Statement	23

Back to Contents

Proposal No. 2

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance with the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and more specifically, Section 14A of the Exchange Act which was added under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking stockholders to vote on an advisory resolution to approve the Company’s executive compensation as reported in this Proxy Statement. Our executive compensation program is designed to support the Company’s long-term success. As described below in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Compensation and Personnel Committee has structured our executive compensation program to achieve the following key objectives:

•	provide compensation packages to our executives that are competitive with other major employment services firms, a broader group of human capital companies, and similarly-sized publicly traded companies;

•	closely tie individual annual cash incentive and equity-based awards to the performance of the Company as a whole, or one or more of its divisions or business units as well as to the team and individual performance of the named executive officer; and

•	align the interests of senior management with those of our stockholders through direct ownership of Company common stock and by providing a portion of each named executive officer’s direct total compensation in the form of equity-based incentives.

We urge stockholders to read the “Compensation Discussion and Analysis” section below, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the Summary Compensation Table and related compensation tables and narrative below which provide detailed information on the compensation of our named executive officers. The Compensation and Personnel Committee and the Board believe that the policies and procedures articulated in the “Compensation Discussion and Analysis” section are effective in achieving our goals and that the compensation of our named executive officers reported in this Proxy Statement has supported and contributed to the Company’s success.

We are asking stockholders to approve the following advisory resolution at the 2018 Annual Meeting of Stockholders:

RESOLVED, that the stockholders of Korn Ferry (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers set forth in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “say-on-pay” resolution, is non-binding on the Board. Although non-binding, the Board and the Compensation and Personnel Committee will carefully review and consider the voting results when evaluating our executive compensation program. Taking into account the advisory vote of stockholders regarding the frequency of future “say-on-pay” votes at our 2017 Annual Meeting of Stockholders, the Board’s current policy is to include an advisory resolution to approve the compensation of our named executive officers annually. Accordingly, unless the Board modifies its policy on the frequency of future “say-on-pay” votes, the next advisory vote to approve our executive compensation will occur at the 2019 Annual Meeting of Stockholders.

RECOMMENDATION OF THE BOARD The Board unanimously recommends that you vote “FOR” the Company’s advisory resolution to approve executive compensation.

2018 Proxy Statement	24

Back to Contents

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY: FOCUS ON PAY-FOR-PERFORMANCE

This Compensation Discussion and Analysis (“CD&A”) section provides a detailed description of our compensation philosophy, practices, and the factors and process used in making compensation decisions with respect to our fiscal 2018 named executive officers (“NEOs”), namely:

Name	Title
Gary D. Burnison	President and Chief Executive Officer
Robert P. Rozek	Executive Vice President, Chief Financial Officer and Chief Corporate Officer
Byrne Mulrooney	Chief Executive Officer of RPO, Professional Search and Products
Mark Arian	Chief Executive Officer of Advisory

Selected Performance Highlights

The Company had strong financial and operating performance during fiscal 2018. Below are a few performance highlights:

Achieved record Fee Revenue of $1.767 Billion, representing a nearly 13% increase year over year and the Company’s highest annual Fee Revenue in its 48-year history

Achieved Diluted Earnings Per Share of $2.35, representing a 60% increase year over year

Introduced Korn Ferry Advance, a direct-to-consumer career development platform

RPO and Professional Search achieved double-digit Fee Revenue growth for the fourth consecutive year, continuing its growth at a pace faster than the overall industry and Advisory achieved Fee Revenue growth of 8% year over year

Returned approximately $23 Million to stockholders through quarterly dividend payments and $33.1 Million to stockholders through share repurchases

The following chart graphically displays the Company’s Fee Revenue performance for the last five fiscal years:

2018 Proxy Statement	25

Back to Contents
Governance Insights: PAY FOR PERFORMANCE AND DIRECTOR COMPENSATION

Q & A WITH JERRY LEAMON, CHAIR OF THE COMPENSATION AND PERSONNEL COMMITTEE

Question: How did executive compensation for fiscal year 2018 reflect the Company’s performance during the fiscal year and prior years?

A majority of our executive pay is tied to Company performance. Our annual incentive plan serves to motivate and reward executives for achieving financial and strategy execution goals over a one-year period. The Company’s strong performance during fiscal year 2018 resulted in maximum payouts under the annual incentive plan for Mr. Burnison and Mr. Rozek. Our long-term incentive program rewards executives for achievement of longer-term financial goals, including total stockholder return. The relative TSR performance-based restricted stock units for the three-year performance cycle ending on April 20, 2018 vested as to 189% of the target level. Additionally, in recognition of the exceptional Company performance in fiscal year 2018, the Committee made special one-time performance awards to certain senior executives, including the NEOs.

Question: How does the Committee set compensation for non-employee directors?

The Committee, in consultation with Pearl Meyer, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. Most recently, increases in director compensation that became effective for fiscal year 2018 were implemented in order to better align director compensation with that of our peer group.

Stockholder Value Delivered

Special One-Time Cash and Equity Awards

In recognition of the exceptional Company performance described above, the Committee made special one-time performance awards to certain senior executives, including the NEOs. Further detail regarding these awards can be found on page 35 of this Proxy Statement.

2018 Proxy Statement	26

Back to Contents

Spotlight on CEO Pay Alignment

A primary focus of our compensation program is aligning executive pay with stockholder interests. A key element used to achieve this goal is providing annual incentive compensation opportunities that only result in payouts based on the extent of achievement of pre-established performance criteria. As described in more detail below, our Compensation and Personnel Committee (the “Committee”) sets performance metrics (and associated targets) consisting of financial goals and strategic execution Key Performance Indicators (“KPIs”). With the exception of certain minimum guaranteed payouts made as part of the negotiations with new hires, executives are not guaranteed payouts under the annual cash incentive plan and payouts from year to year will vary based on achievement of the applicable financial metrics and strategy execution KPIs.

The charts below show the components of Mr. Burnison’s total compensation for fiscal years 2017 and 2018 and our corresponding achievement of the applicable KPIs under the annual cash incentive plan for each year. Company performance in fiscal 2018 was very strong with share price appreciation of 65%, resulting in an incremental $1.1 billion in shareholder value. Similarly, even though the performance goals under the annual incentive plan were challenging and are generally set at higher levels year over year, our achievement of the applicable metrics and KPIs under the plan equaled or exceeded the maximum in all cases. This resulted in the maximum payout under the annual incentive plan for Mr. Burnison of 200% of target as compared to approximately 140% of target in fiscal 2017. We exceeded target goals under the annual incentive plan in both fiscal years, with fiscal year 2018 results exceeding those of fiscal year 2017 for all applicable metrics as described in further detail below. The Committee will continue to set challenging performance goals in the future to incentivize superior performance year over year. As discussed in more detail below, the Committee made a special one-time cash and equity award to the NEOs, including the CEO, in light of superior performance in 2018.

*	Total compensation takes into account the cash portion of the special one-time bonus discussed in further detail on page 35. The Annual Cash Incentive does not include such one-time award.
**	Achievement of the applicable metrics and KPIs under the plan equaled or exceeded maximum in all cases resulting in the maximum payout under the plan of 200% of target.

2018 Proxy Statement	27

Back to Contents

Stockholder Engagement and Consideration of Last Year’s Say on Pay Vote

Korn Ferry interacts with its stockholders to obtain stockholder views on various topics from our Company strategy to capital allocation and executive compensation. These interactions are typically lead by our Chief Financial Officer and the head of our Investor Relations. During these interactions, our stockholders have expressed many viewpoints on a variety of topics generally focused on financial performance. The Company did not receive any feedback on its executive compensation philosophy or program during these stockholder interactions. As discussed in more detail on page 31, stockholder feedback was considered in the selection of the performance metrics used in the executive compensation program. At the 2017 Annual Meeting, approximately 94% of the votes cast were in favor of the advisory vote to approve executive compensation. In consideration of the stockholder vote at the 2017 Annual Meeting, as well as the Company’s increased performance, the Committee decided to maintain our executive compensation programs for 2018. The Company will continue to consider our stockholders’ input in all facets of our business, including executive compensation.

Best Practice Highlights

Use of Independent Compensation Consultant. The Committee receives objective advice from its independent compensation consultant
Modest Perquisites. NEOs receive only modest perquisites
Clawback Policy. The Board has adopted a clawback policy applicable to all incentive payments and performance-based equity awards granted to executive officers
No Single Trigger Equity Payments. The NEOs are not entitled to any “single trigger” equity acceleration in connection with a change in control
Focus on Performance-Based Equity Awards. A majority of the annual equity awards granted to NEOs are subject to the achievement of rigorous performance goals
Stock Ownership Guidelines. NEOs are required to hold three times their base salary in Company common stock
Peer Group Analysis. The Company reviews total direct compensation (base salary, annual cash incentive and long-term incentive payments) and the mix of the compensation components for the NEOs relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm
No Hedging; No Speculative Trading; No Pledging. The Company has adopted policies prohibiting hedging, speculative trading or pledging of Company stock
No Excise Tax Gross-Ups. Our NEOs are not entitled to any such gross-up

EXECUTIVE COMPENSATION PHILOSOPHY AND OVERSIGHT

Philosophy

The Company is a global organizational consulting firm. The Company helps its clients design their organization – the structure, the roles and responsibilities, as well as how they compensate, develop and motivate their people. As importantly, the Company helps organizations select and hire the talent they need to execute their strategy. The Company’s unique global positioning allows it to maintain enhanced brand visibility and to attract and retain high-caliber consultants. The Company provides its services to a broad range of clients through the expertise of approximately 541 Executive Search, 577 Advisory (formerly known as the Hay Group), and 274 Recruitment Process Outsourcing and Professional Search (formerly known as Futurestep) consultants who are primarily responsible for client services and who are located in 52 countries throughout the world. Accordingly, the Company’s executive officers must have the skills and experience to manage and motivate an organization spread over a large number of countries with varying business and regulatory environments. The market for these talented individuals is highly competitive. The Company’s compensation philosophy focuses on attracting, retaining, and properly rewarding the right candidates for their contributions.

The Committee is diligent about establishing an executive compensation program offering competitive total direct compensation opportunities, which are aligned to stockholder return through established performance criteria grounded in the Company’s Strategic Plan and Annual Operating Plan (“AOP”).

2018 Proxy Statement	28

The Committee is guided by the following principles in establishing and assessing compensation programs and policies for the NEOs:

•	Individual annual cash incentive and equity-based awards should be closely tied to the performance of the Company as a whole or one or more of its divisions or business units, as well as to the team and individual performance of the NEO;

•	The interests of senior management and the Company’s stockholders should be aligned through direct ownership of Company common stock and by providing a portion of each NEO’s total direct compensation in the form of equity-based incentives; and

•	Total direct compensation must be competitive with our peer group, a broader group of human capital companies and similarly sized publicly traded companies.

*	Equity awards based upon grant date value. Excludes the special one-time cash awards made at the beginning of fiscal 2019 in recognition of extraordinary performance in fiscal 2018, as described in further detail on page 35, because they are not part of the annual compensation program. Also excludes Mr. Arian, who joined the Company in the fourth quarter of fiscal 2017 and thus did not participate in the ordinary annual grant cycle.

OUR PROCESS: FROM STRATEGY TO COMPENSATION-RELATED METRICS

The process for setting annual compensation-related metrics begins at an annual off-site meeting where the Company reviews with the Board its Strategic Plan (including goals and objectives). As part of the Strategic Plan, the Company establishes a Strategy Execution Framework (“SEF”) to drive performance and achievement of its strategic goals. That framework is represented by the five pillars below; each of which is comprised of detailed activities which, when executed, are designed to drive financial performance goals set within the Company’s Strategic Plan:

•	integrated, solutions-based go-to-market strategy,
•	extend and elevate the brand,
•	unparalleled client excellence,
•	premier career destination, and
•	non-executive search solutions.

In setting the financial goals that underlie the Strategic Plan, the Company considers a number of internal and external factors such as:

•	revenue growth in excess of GDP expectations,
•	projected macro-economic data such as employment trends,
•	forecasted GDP in the countries where the Company has significant operations,
•	internal investment activities,
•	market expectations for revenue and earnings growth for recruiting and staffing industry public companies,
•	recent and expected levels of new business activity,
•	increased productivity of fee earners,
•	focus on increasing Executive Search, RPO and Professional Search and Advisory collaboration efforts, and
•	leveraging the executive search relationships to drive cross line-of-business revenue growth.

Then, during an end of fiscal year process, the Board approves an AOP for the upcoming fiscal year. For the NEOs, the Committee establishes annual bonus plan targets with financial and strategic execution KPIs that are derived from the SEF and AOP.

2018 Proxy Statement	29

Such financial targets and strategic execution KPIs form the basis for each NEO’s annual cash incentives and are tracked and measured during the course of the year with the year-end results reported to the Committee for determining year-end annual cash bonus awards.

Use of Independent Advisor

The Committee retains compensation consultants to assist it in assessing the competitiveness of the NEOs’ compensation. In fiscal 2018, the Committee retained Pearl Meyer & Partners, LLC (“Pearl Meyer”). Pursuant to the factors set forth in Item 407 of Regulation S-K of the Exchange Act, the Committee has reviewed the independence of Pearl Meyer and conducted a conflicts of interest assessment (taking into consideration factors specified in the NYSE listing standards) and has concluded that Pearl Meyer is independent and their work for the Committee has not raised any conflicts of interest. No other fees were paid to Pearl Meyer except fees related to their services to the Committee.

Use of a Peer Group

The Company does not target or position NEO pay levels at a specific percentile level relative to a peer group. Rather, the Company reviews total direct compensation and the mix of the compensation components relative to the peer group as one of the factors in determining if compensation is adequate to attract and retain executive officers with the unique set of skills necessary to manage and motivate our global human capital management firm.

Because a number of the Company’s peer organizations are privately-held, precise information regarding executive officer compensation practices among the Company’s competitor group is difficult to obtain. In addition, even when such data is available, meaningful differences in size, complexity and organizational structure among the Company’s peer group make direct comparisons of compensation practices challenging and require exercise of judgment. In assessing the competitiveness of the Company’s NEO compensation, the Committee relies on information obtained from the proxy statements of publicly-traded competitors, information derived from data obtained from other public sources with respect to competitor organizations, and the general knowledge of the Committee and its compensation consultant with regard to the market for senior management positions.

For fiscal 2018, the Committee used the following companies as a peer group:

CBIZ, Inc.	Kforce Inc.
FTI Consulting, Inc.	Navigant Consulting, Inc.
Heidrick & Struggles International, Inc.	Resources Connection, Inc.
Huron Consulting Group Inc.	Robert Half International Inc.
ICF International, Inc.	The Dun & Bradstreet Corporation
Insperity, Inc.	Willis Towers Watson
Kelly Services, Inc.	TrueBlue, Inc.

This peer group was primarily selected based upon criteria such as business lines, operating model, customer base, revenue, market capitalization and entities with which the Company competes for stockholder investment. The Committee reviews the peer group on an annual basis. Revenue and market capitalization data for this peer group and the Company are as follows:

	Market capitalization
	(as of July 11, 2018)	Revenues*
Fiscal 2018 Peer Group Median (including Korn Ferry)	$1,387,000,000	$1,742,500,000
Korn Ferry**	$3,541,000,000	$1,819,519,000
*	Peer company total revenues computed for 12 months ending as of the applicable company’s most recent annual report (as of July 11, 2018).
**	As of the Company’s fiscal year ended April 30, 2018.

While the Committee does not target a particular position relative to its peer group in determining the salary, annual cash incentive and long-term incentive levels for each NEO, the Committee does consider the range of salary, annual cash incentive and long-term incentive levels that the peer group provides to similarly situated executives and intends that the levels provided to each NEO fall within that range. The salary, annual cash incentive and long-term incentive levels for fiscal 2018 generally fell within this range and are generally intended to be within the 25th to 75th percentile of the range.

2018 Proxy Statement	30

ELEMENTS OF COMPENSATION & COMPENSATION DECISIONS AND ACTIONS

Base Salary

Base salary is intended to compensate NEOs for services rendered during the fiscal year and to provide sufficient fixed cash income for retention and recruiting purposes. NEO base salary levels are reviewed on an annual basis by the Committee. In addition to competitive data from the peer group, data is also obtained from other sources with respect to non-public competitor organizations. The Committee also incorporates its perspective and the market knowledge of its compensation consultant related to senior management positions in assessing base salary levels. Further, the Committee takes into consideration individual performance of each NEO and, with respect to the NEOs other than the Chief Executive Officer, input from the Chief Executive Officer. There were no changes to the base salaries of our NEOs for fiscal year 2018.

Annual Cash Incentives

Annual cash incentives are intended to motivate and reward NEOs for achieving financial and strategy execution goals over a one-year period. The Committee determines annual cash incentive amounts based upon a number of factors including financial goals, strategy execution objectives, competitive data, and individual performance, as described in more detail below. While the Committee primarily bases annual cash incentive awards on performance against these objectives for the year, it retains negative discretion in determining actual bonus payouts. Annual cash incentives are typically paid in cash, but the Committee may choose to pay a portion of the annual cash incentive in equity or other long-term incentives.

Our Metrics: Measuring Performance

During the course of our fiscal year, the Company interacts with investors discussing a number of topics, including the financial metrics that investors view as most important. While investors have varied points of view, based upon our interactions we believe the most important metrics for our shareholders are:

•	The Company’s ability to generate revenue growth in excess of its competitors and market expectations;
•	The Company’s ability to grow EBITDA and EPS at a rate that is greater than its revenue growth providing capital that is necessary to support the Company’s transformational strategy; and
•	The Company’s ability to allocate and deploy capital effectively so that its return on invested capital exceeds the Company’s cost of capital.

The Committee, using the input from investors and the Company’s strategic plan, SEF and AOP as a basis, selects and sets performance metrics and associated targets for our NEOs. These performance metrics typically are separated into two categories: financial metrics and strategy execution KPIs.

For fiscal year 2018, the Committee selected the following financial performance metrics:

Financial Metric

Adjusted Fee Revenue

Adjusted Fee Revenue (as approved for purposes of setting KPIs for the bonus plan) is defined as Fee Revenue in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2018 (“Form 10-K”) excluding the deferred Revenue write-off related to the Legacy Hay Group acquisition and adjusted to eliminate the effect of currency fluctuations by translating fiscal 2018 actual results at a currency rate comparable to the rate used in the Company’s Annual Operating Plan for 2018. In fiscal 2018, there were no deferred Revenue write-off adjustments related to the Legacy Hay Group acquisition.

Adjusted Diluted EPS

Adjusted Diluted EPS (as approved for purposes of setting KPIs for the bonus plan) is defined as Diluted Earnings per Share, as reported in the Company’s Form 10-K, excluding the deferred Revenue write-off related to the Legacy Hay Group acquisition and adjusted to exclude the tax impact associated with the US Tax Cuts and Jobs Act enacted in December of 2017 (the “US Tax Act”), restructuring (recoveries) charges, net, integration / acquisition costs, management separation costs and the write-off of debt issuance costs (all on an after tax basis), and further adjusted to eliminate the effect of currency fluctuations by translating fiscal 2018 actual results at a currency rate comparable to the rate used in the Company’s Annual Operating Plan for 2018. In fiscal 2018, there were no deferred Revenue write-off adjustments related to the Legacy Hay Group acquisition and actual results did not include any management separation costs or write-offs of debt issuance costs.

Adjusted EBITDA Margin

Adjusted EBITDA Margin (as approved for purposes of setting KPIs for the bonus plan) is defined as GAAP Net Income plus interest, tax, depreciation and amortization expenses excluding the deferred Revenue write-off related to the Legacy Hay Group acquisition and adjusted to exclude restructuring (recoveries) charges, net, integration / acquisition costs, management separation costs and further adjusted to eliminate the effect of currency fluctuations by translating fiscal 2018 actual results at a currency rate comparable to the rate used in the Company’s Annual Operating Plan for 2018, divided by Adjusted Fee Revenue. In fiscal 2018, there were no deferred Revenue write-off adjustments related to the Legacy Hay Group acquisition and actual results did not include any management separation costs.

2018 Proxy Statement	31

Adjusted Return on Invested Capital

Adjusted Return on Invested Capital (as approved for purposes of setting KPIs for the bonus plan) is defined as GAAP Net Income, as reported in the Company’s Form 10-K, excluding the deferred Revenue write-off related to the Legacy Hay Group acquisition and adjusted to exclude the tax impact associated with the US Tax Act, restructuring (recoveries) charges, net, integration / acquisition costs, management separation costs and the write-off of debt issuance costs (all on an after tax basis), and adjusted to eliminate the effect of currency fluctuations by translating fiscal 2018 actual results at a currency rate comparable to the rate used in the Company’s Annual Operating Plan for 2018, divided by average stockholders’ equity plus average outstanding debt. In fiscal 2018, there were no deferred Revenue write-off adjustments related to the Legacy Hay Group acquisition and actual results did not include any management separation costs or write-offs of debt issuance costs.

Strategy execution KPIs constitute the other group of performance metrics. Grounded in the Company’s Strategic Plan, SEF and AOP, the inclusion and use of these KPIs are designed with the intent of aligning compensation with the achievement of the Company’s strategic long-term goals, namely efforts to expand its service offerings. While these KPIs are strategic in nature, each KPI does have identified metrics and measurements assigned to it; some of which tie back to specific financial metrics.

Strategy Execution KPIs	Purpose	How the Target Was Established
Marquee Accounts (measured by Fee Revenue from clients designated as Marquee Accounts divided by total Fee Revenue)*	Linked to the Company’s integrated solutions drive “go-to market” strategy of building deeper, multi-service line relationships with clients	Target set based upon targeted revenues from an agreed-upon list of clients
Top Rated Performers Retention
(based upon the percentage of highly-rated executive search senior client partners and Advisory senior partners/ managing directors which are retained throughout the fiscal year)	Linked to the Company’s strategic goal of being a premier career destination	Target set by Committee derived from the SEF and AOP
*	As described above, adjusted to eliminate the effect of currency fluctuations by translating fiscal 2018 actual results at a currency rate comparable to the rate used in the Company’s Annual Operating Plan for 2018.

The Board, Committee and Company believe they have set targets with appropriate rigor. When setting fiscal year 2018 targets, and determining fiscal year 2018 actuals, adjustments were made to eliminate the effect of currency fluctuations by translating actual results at a foreign currency rate comparable to the rate used in the Company’s 2018 Annual Operating Plan. The rate used for the 2018 Annual Operating Plan was based on the fiscal year 2017 foreign currency rate. As noted in last year’s proxy statement, a similar process was used for 2017. In setting fiscal year 2018 targets, the Committee considered fiscal year 2017 targets and actuals, but in order to align with the 2018 Annual Operating Plan, made adjustments using the fiscal year 2017 foreign currency rate. Except as discussed below, in each case, the fiscal year 2018 targets were higher than the fiscal year 2017 targets and actuals, when the fiscal 2017 actuals are adjusted based on the fiscal year 2017 foreign currency rate. With respect to the KPI for Marquee Accounts, the fiscal year 2018 target was set above fiscal year 2017 actual but below the fiscal year 2017 target. As discussed in last year’s proxy statement, the Legacy Hay Group acquisition brought with it increased product revenues which tend to be associated with many smaller, unique clients that are outside of our largest accounts which comprise the Marquee Accounts KPI. This had the potential of disproportionately increasing the denominator in the calculation of the KPI. To ensure rigor in this KPI, the Committee increased the target. For fiscal year 2018, the goal was set above the fiscal year 2018 actual. In connection with Mr. Mulrooney’s first full year in charge of Products, the Committee applied an additional metric in fiscal year 2018 relating to Adjusted Fee Revenue for Products. Because Mr. Arian commenced employment at the end of fiscal year 2017, he did not participate in the annual cash incentive program in fiscal year 2017. The table below discusses target and actual results for fiscal year 2017 and fiscal year 2018.

Financial Metric / KPI	FY 17 Target		FY 17 Actual*		FY 18 Target	FY 18 Actual*
Adjusted Fee Revenue ($M)		$1,570		$1,597	$1,598	$1,732
Adjusted EBITDA Margin		14.6%		15%	15.2%	15.4%
Adjusted Diluted EPS ($)		$2.15		$2.30	$2.30	$2.63
Adjusted ROIC		9.5%		10.4%	10.3%	10.7%
Marquee Accounts		19.7%		17.6%	18.6%	19.7%
Top Rated Performers Retention		**	105.3% of Target		**	104.3% of Target
RPO and Professional Search Fee Revenue ($M)		$220		$228.2	$247	$268
RPO and Professional Search EBITDA Margin		15%		14.8%	15%	15.5%
Products Fee Revenue ($M)	$	N/A	$	N/A	$240	$239
Advisory Fee Revenue ($M)	$	N/A	$	N/A	$760	$768
Advisory EBITDA Margin		N/A		N/A	18%	18%
Advisory Consulting Fee Revenue ($M)	$	N/A	$	N/A	$518	$528

2018 Proxy Statement	32

*	As described above, adjusted to eliminate the effect of currency fluctuations by translating actual results at a foreign currency rate comparable to the rate used in the Company’s Annual Operating Plan. Although certain fiscal year 2018 target metrics appear to have been set equal to or below fiscal year 2017 actual results, as described above, in each case, the fiscal year 2018 targets were higher than fiscal year 2017 actual results adjusted based on the fiscal year 2017 foreign currency rate.
**	Target not disclosed due to potential competitive harm, but the Committee believes that achievement of the target goal was challenging and would have required substantial performance.

Determinations and Results

After the end of the fiscal year, the Committee evaluated each NEO’s achievements against the financial and strategy execution targets. Notwithstanding the structure outlined above, while the Committee primarily bases its determination of annual cash incentives on the metrics discussed herein, the Committee retains negative discretion in determining actual annual cash incentive awards.

For fiscal year 2018, the weightings and results for our NEOs were as follows:

Financial Metrics

			Weighting
			Burnison/
	Target	Actual*	Rozek	Mulrooney	Arian
Adjusted Fee Revenue ($M)	$1,598	$1,732	30%	10%	—
Adjusted EBITDA Margin	15.2%	15.4%	15%	10%	—
Adjusted Diluted EPS ($)	$2.30	$2.63	15%	—	—
Adjusted ROIC	10.3%	10.7%	15%	—	—
RPO and Professional Search Fee Revenue ($M)	$247	$268	—	20%	—
RPO and Professional Search EBITDA Margin	15%	15.5%	—	20%	—
Products Fee Revenue ($M)	$240	$239	—	20%	—
Advisory Fee Revenue ($M)	$760	$768	—	—	10%
Advisory EBITDA Margin	18%	18%	—	—	15%
Advisory Consulting Fee Revenue ($M)	$518	$528	—	—	50%

Strategy Execution KPIs

				Weighting
			Burnison/
	Target	Actual	Rozek	Mulrooney	Arian
Marquee Accounts	18.6%	19.7%	15%	20%	25%
Top Rated Performers Retention	**	104.3% of Target	10%	—	—
*	As described above, adjusted to eliminate the effect of currency fluctuations by translating fiscal 2018 actual results at a currency rate comparable to the rate used in the Company’s Annual Operating Plan for 2018.
**	Target not disclosed due to potential competitive harm, but the Committee believes that achievement of the target goal was challenging and would have required substantial performance.

In keeping with our efforts to reflect stockholder feedback, the table above incorporates detailed disclosure with either actual results or relative results to target. For competitive advantage and confidentiality reasons, we do not disclose the target and actual results for our top-rated performance retention strategy execution KPI. However, when the goal was established it was considered challenging to achieve given the continuing uncertain economic environment.

For each of Mr. Burnison and Mr. Rozek, the fiscal 2018 target bonus was initially equal to 100% of base salary and the maximum bonus was initially equal to 200% of base salary. In connection with Mr. Burnison’s amended and restated employment agreement as described in more detail below, however, his target bonus was increased to 120% of base salary and his maximum bonus was increased to 240% of base salary. Mr. Mulrooney had a target of $1,150,000 for his annual cash and long-term incentives, in the aggregate and Mr. Arian had a target of $1,000,000 for his annual cash and long-term incentives, in the aggregate; provided that, Mr. Arian was guaranteed a minimum annual incentive award of $950,000 for fiscal year 2018 (the “2018 Minimum Incentive”). Mr Arian’s one-time guaranteed annual incentive award for 2018 was provided in order to attract him to the Company and he does not have any guaranteed annual incentive award beyond 2018.

For Messrs. Burnison and Rozek, the Committee awarded annual cash incentive amounts as follows: Mr. Burnison—$2,184,000 and Mr. Rozek—$1,150,000 (which amounts represent 200% of their target bonuses for the year). This amount reflects their performance against the financial metrics and strategy execution KPI targets established at the beginning of the fiscal year.

The Committee reviewed performance against the financial performance goals and strategy execution objectives described above in determining a total dollar value for Mr. Mulrooney’s combined annual cash incentive and long-term equity awards. A portion of this value was provided to Mr. Mulrooney in respect of fiscal year 2018 as an annual cash incentive ($1,000,000). For 2018, Mr. Arian received the 2018 Minimum Incentive amount.

2018 Proxy Statement	33

Long-Term Equity Incentives

Long-term equity incentives are intended to align the NEOs’ interests with those of stockholders and encourage the achievement of the long-term goals of the Company. Long-term incentives are also designed to motivate and help retain top talent. To accomplish these objectives the Committee has discretion to make grants of options, time-based restricted stock, restricted stock units and/or performance-based awards, as well as contributions to the Company’s non-qualified deferred compensation plans (described below) that vest over time.

The Committee determines long-term incentive award amounts based upon a number of factors including competitive data, total overall compensation provided to each NEO, Company performance during the fiscal year preceding the year of grant, and historic grants. The various factors are not given specific weights; the Committee retains discretion to consider items as it deems appropriate.

In fiscal year 2018, our Chief Executive Officer and Chief Financial Officer received annual equity grants comprised of 60% performance restricted stock units (discussed in further detail below) and 40% time-based restricted stock. At the time of grant the Committee determined that the grant date value of their awards fell within the range of long-term incentives provided by the peer group companies and that this was an appropriate level of equity grant and equity mix to properly align their interests with the Company’s long-term goals, taking into account individual performance and market compensation levels.

As described above, Mr. Mulrooney had an aggregate target of $1,150,000 for his target annual cash and long-term incentives. When determining the allocation between cash and long-term equity incentives with respect to Mr. Mulrooney, the Committee primarily reviewed historical pay practices, internal equity and what it considered to be an appropriate balance between short-term and long-term pay elements.

Mr. Arian did not commence employment until the fourth quarter of fiscal year 2017, at which time he received a sign-on equity grant in the form of 13,200 time-based restricted stock units that vest in five equal annual installments beginning on April 3, 2018. As a result, he did not participate in the ordinary annual grant cycle in fiscal 2018.

Below we discuss equity grants made during fiscal year 2018 to Messrs. Burnison, Rozek, and Mulrooney, the payout of the performance awards granted in fiscal 2016 for which the three-year performance period ended in fiscal year 2018, and the equity grants made during fiscal year 2019.

Fiscal Year 2018 Equity Awards

In fiscal year 2018, 60% (based on the number of units/shares granted at target) of the annual equity awards granted to the NEOs were comprised of performance-based awards tied to three-year relative TSR (“Relative TSR Units”). As in previous years (excluding fiscal year 2014), the NEOs received a portion of their equity awards in the form of time-based restricted stock awards.

Performance-Based Equity: Relative TSR Units

Mr. Burnison was awarded Relative TSR Units with a target amount of 52,540 units, a maximum amount of 105,080 units, and a minimum amount of zero. These Relative TSR Units have a three-year performance period after which the number of units that vest will depend upon the Company’s TSR over the three-year performance period relative to the fiscal 2018 peer group of companies listed above. If the Company’s TSR is less than zero, the payouts will be modified to reduce the payout as a percentage of the target.

Relative TSR Units were also granted to Mr. Rozek, with a target amount of 25,450 units (maximum of 50,900 units and minimum of zero); and Mr. Mulrooney with a target amount of 17,020 units (maximum of 34,040 units and minimum of zero).

The table below outlines the potential vesting of the percentages of the Relative TSR Units granted in fiscal year 2018 resulting from the Company’s TSR over the three-year performance period relative to the TSR of the fiscal year 2018 peer group.

	Payout as a % Target
Relative TSR Percentile Ranking	Absolute TSR > 0%	Absolute TSR < 0%
>90P	200%	100%
90P	200%	100%
85P	183%	100%
80P	167%	100%
75P	150%	100%
70P	133%	100%
65P	117%	100%
60P	100%	100%
55P	92%	88%
50P	83%	75%
45P	75%	63%
40P	67%	50%
35P	58%	38%
30P	50%	25%
<30P	0%	0%

2018 Proxy Statement	34

Back to Contents

Time-Based Restricted Stock

Messrs. Burnison, Rozek, and Mulrooney received a time-based restricted stock award that vests in four equal annual installments beginning on July 12, 2018. Mr. Burnison received 35,030 shares, Mr. Rozek received 16,990 shares, and Mr. Mulrooney received 11,680 shares.

Relative TSR Units for the Three-Year Performance Cycle Ending April 30, 2018

April 30, 2018 marked the end of the three-year performance cycle for the performance-based restricted stock units granted to Messrs. Burnison, Rozek, and Mulrooney in fiscal year 2016 (and discussed in further detail in the Company’s proxy statement for fiscal year 2016). The Company’s relative total stockholder return over the three-year performance period resulted in the Company ranking 3 out of a 16 company peer group (including the Company, and provided that The Corporate Executive Board Company was acquired in 2017 and was not factored into the calculation for fiscal years 2017 and 2018). This third place ranking translates into 189% of the award (i.e. 66,640, 29,160, and 20,830 shares, respectively) vesting.

Fiscal Year 2019 Long-Term Incentive Equity Awards

At the beginning of fiscal year 2019 and as will be described in more detail in the proxy statement for fiscal year 2019, the Company granted regular cycle long-term incentive grants in the form of time-based restricted stock and Relative TSR Units to the named executive officers. Similar to the regular cycle long-term incentive awards granted in fiscal year 2018, the Company granted 60% in Relative TSR Units (based on the number of units/shares granted) and 40% in time-based restricted stock. For the fiscal year 2019 regular cycle grants, each of the NEOs received the following:

NEO	Relative TSR Units Target	Value of Relative TSR Units Target (Based Upon Grant Date Closing Stock Price)	Time-Based Restricted Stock	Value of Time-Based Restricted Stock (Based Upon Grant Date Closing Stock Price)
Gary D. Burnison	31,970	$2,100,000	21,310	$1,400,000
Robert P. Rozek	13,270	$872,000	8,860	$582,000
Byrne Mulrooney	9,710	$637,941	6,470	$425,294
Mark Arian	3,890	$255,789	2,600	$170,526

Special One-Time Cash and Equity Awards

In fiscal year 2018, the Company delivered exceptional performance, including record fee revenue of $1.767 billion, a 65% stock price increase (which translated into an incremental $1.1 billion in shareholder value), and $56 million in capital returned to shareholders. As part of the Committee’s review, the Committee considered the Company’s results compared to both historical performance as well as financial and shareholder return performance relative to peers. The Committee also considered the Company’s performance relative to its on-going integration of the Legacy Hay Group acquisition and management’s ability to drive revenue-based synergies in fiscal year 2018. The Legacy Hay Group acquisition was critical to the Company’s long term transformational strategy which the Company believes will maximize shareholder value. After successfully completing the back-office integration at the end of fiscal year 2017, management, in order to continue to increase shareholder value, focused on driving revenue synergies through an integrated go-to-market approach in fiscal year 2018. The revenue synergies achieved in fiscal year 2018 far exceeded the Company’s expectations as they occurred much earlier in the year and in an amount that was substantially more than what had been planned for. These revenue synergies greatly contributed to the exceptional performance of the Company, helping it to achieve $1.1 billion in incremental shareholder value in fiscal year 2018. Based upon this, the Committee made special one-time performance awards to certain senior executives including the NEOs. In making these awards, the Committee also consulted with Pearl Meyer and, given the highly competitive environment in which the Company operates, determined that it was appropriate to provide half of the awards in the form of cash bonuses and half of the awards in the form of time-vested restricted stock as a retention tool. The NEOs received the following cash bonuses and restricted stock awards:

NEO	Special One-Time Cash Award	Special One-Time Time-Based Restricted Stock Award	Value of Special One-Time Time-Based Restricted Stock (Based Upon Grant Date Closing Stock Price)
Gary D. Burnison	$2,000,000	30,450	$2,000,000
Robert P. Rozek	$1,000,000	15,220	$1,000,000
Byrne Mulrooney	$500,000	7,610	$500,000
Mark Arian	$250,000	3,810	$250,000

2018 Proxy Statement	35

Back to Contents

The equity awards will vest in three equal annual installments beginning on the first anniversary of the date of grant. While these equity awards were granted in recognition of 2018 performance, they were not made until fiscal 2019 and so will not be reflected in the compensation tables until next year.

OTHER COMPENSATION ELEMENTS

Benefits and Perquisites

The Company provides NEOs the same benefits that are provided to all employees, including medical, dental and vision benefits, group term life insurance, participation in the Company’s 401(k) plan, and eligibility for tuition reimbursement. In addition, the NEOs receive the same benefits provided to all employees at the level of vice president and above, including an automobile allowance and participation in the Company’s nonqualified deferred compensation plan (described below).

Nonqualified Deferred Compensation Plan

The Company maintains a nonqualified deferred compensation plan, known as the Korn/Ferry International Executive Capital Accumulation Plan (“ECAP”). Pursuant to the ECAP, the NEOs, along with all other U.S.-based vice presidents, may defer up to 80% of their salary and/or up to 100% of their annual cash incentive award into the ECAP. Participants in the ECAP make elections on how they would like their deemed account “invested” from a set line up of 15 pre-determined mutual funds. At its discretion, the Company may make contributions to the ECAP on behalf of a participant. All Company matching and performance contributions to the ECAP are approved by the Committee. During fiscal year 2018, no Company contributions were made to the ECAP on behalf of the NEOs. Participants in the ECAP may elect to receive distributions (in lump sum) while employed by the Company (and after such amounts have become vested) or upon termination of their employment with the Company.

Long-Term Performance Unit Plan

In fiscal year 2017, the Committee approved the Korn/Ferry International Long Term Performance Unit Plan (the “LTPU Plan”). The NEOs are eligible to participate in the LTPU Plan; currently Mr. Mulrooney and Mr. Arian are the only NEOs who participate and each received awards under the LTPU Plan in fiscal 2017. The purpose of the LTPU Plan is to promote the success of the Company by providing a select group of management and highly-compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate, and retain such employees. Pursuant to the LTPU Plan, the Committee may grant cash-based unit awards (the “Unit Awards”). No Unit Awards were granted to the NEOs in fiscal year 2018. Unless a participant dies or becomes disabled, or makes an election in accordance with the LTPU Plan, each vested Unit Award will pay out an annual benefit of $25,000 (subject to a potential performance adjustment) for each of five years commencing on the seventh anniversary of the grant date. Subject to the terms of the LTPU Plan, participants may elect to have their annual benefits start on a later date and/or pay out in a lower annual amount over a greater number of years. The Unit Awards granted to Messrs. Mulrooney and Arian vest upon the following circumstances: (i) the fourth anniversary of the grant date, subject to continued service as of such date; (ii) the later of the grantee’s 65th birthday and the second anniversary of the grant date, subject to continued services as of each such date; (iii) death or disability, or (iv) a change of control event (as defined in the LTPU Plan).

Employment Agreements and CEO Retention Award

Each of the Company’s NEOs is covered by an employment contract or letter agreement that provides for a minimum annual level of salary, target incentives, eligibility for long-term incentives and benefit eligibility. The agreements also provide for a severance benefit in the event of a termination of employment without “cause” or for “good reason,” as such terms are defined in the agreements. It is the Committee’s belief that such agreements are necessary from a competitive perspective and also contribute to the stability of the management team.

On March 30, 2018, the Company entered into an amended and restated employment agreement with Mr. Burnison. Based on a competitive review conducted by Pearl Meyer, the Committee’s independent advisor, Mr. Burnison’s base salary was not changed but his target annual cash incentive opportunity was increased to 120% of base salary up to a maximum of 240% of base salary. Mr. Burnison’s amended and restated employment agreement also provides for a retention award in the amount of $5 million that will be paid in equal monthly installments in cash (without interest) over twelve months following Mr. Burnison’s termination of employment for any reason (other than a termination by the Company for “cause”, as defined in the agreement) on or after March 30, 2022 (the “Retention Vesting Date”), subject to his execution and delivery of a general release of claims and compliance with restrictive covenants relating to confidentiality, nonsolicitation, and noncompetition. In recognition of the

2018 Proxy Statement	36

Back to Contents

retention award, termination by the Company without “cause” or by Mr. Burnison for “good reason” on or after the Retention Vesting Date will not result in cash severance benefits (other than reimbursement of COBRA coverage premiums). However, in the event of such a termination, Mr. Burnison would receive a prorated annual cash incentive for the year of termination based on actual performance for the year (or based on target if such termination is within 12 months after a “change in control” (as defined in the agreement)) and certain benefits related to continued and/or accelerated equity vesting. Additional changes described below under “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” were made in the amended and restated employment agreement. The Board believes the retention award and other changes to Mr. Burnison’s employment agreement, which serve to promote the continued employment of our CEO, are in the best interests of shareholders. During the past several years, under Mr. Burnison’s stewardship, the Company has achieved record fee revenue each year, experienced share appreciation (including 65% over the past fiscal year), delivered relative total shareholder return in excess of the S&P 500 and our peer group, and returned over $100 million to stockholders in the form of share repurchases and quarterly dividends. The Company also completed the transformational acquisition of the Legacy Hay Group and is continuing with the related integration process.

Please refer to the sections entitled “Employment Agreements” and “Potential Payments Upon Termination or Change of Control” below for further discussion of these agreements.

OTHER POLICIES

Stock Ownership Guidelines

The Company’s amended and restated stock ownership guidelines provide that all NEOs are required to own three times their annual base salary in Company common stock. In addition, such guidelines require non-employee directors to hold three times their annual cash retainer in Company common stock. Stock ownership includes direct stock ownership but does not include unvested stock awards. Pursuant to the stock ownership guidelines, the stock ownership level will be calculated annually on the day of the Company’s annual meeting of stockholders based on the prior thirty-day average closing stock price as reported by the NYSE. Until the stock ownership level is met, each executive officer and non-employee director must retain at least 75% of the net shares received upon vesting of restricted stock awards and 50% of the net shares received upon exercise of stock options. When an executive officer’s stock ownership requirement increases as a result of an increase in the officer’s annual salary, the officer will become subject to such higher stock ownership level over a five-year proportional phase-in period.

Clawback Policy

Pursuant to the Company’s clawback policy, in the event that the Board determines there has been an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws, the Board will review all applicable incentive payments and if such payments would have been lower had they been calculated based on such restated results, the Board may, to the extent permitted by governing law, seek to recoup for the benefit of the Company such payments to and/or equity awards held by executive officers or the principal accounting officer who are found personally responsible for the material restatement, as determined by the Board.

Policies Prohibiting Hedging, Speculative Trading and Pledging

The Company has adopted policies prohibiting officers, directors, and employees from engaging in speculative transactions (such as puts, calls, short sales) or in any type of hedging transaction (such as zero cost collars and forward sale contracts) in Company securities. Further, directors and officers are expressly prohibited from margining Company securities or pledging Company securities as collateral for a loan.

Internal Revenue Code Section 162(m)

As one of the factors in the review of compensation matters, the Committee considers the anticipated tax treatment to the Company. The deductibility of some types of compensation for NEOs depends upon the timing of a named executive officer’s vesting or exercise of previously granted rights. Prior to the US Tax Act which became effective for the Company at the beginning of fiscal year 2019, compensation that satisfied conditions set forth under Section 162(m) of the Internal Revenue Code to qualify as “performance-based compensation” was not subject to a $1 million limit on deductibility, and the limit did not apply to compensation paid to the Chief Financial Officer. The US Tax Act eliminates the performance-based compensation exception and applies the limit to the Chief Financial Officer and certain former executive officers. However, it provides a transition rule with respect to remuneration which is provided pursuant to a written binding contract which was in effect on November 2, 2017 and which was not materially modified after that date. With the elimination of the exemption for performance-based compensation, we expect that we will be unable to deduct all compensation in excess of $1 million paid to our Chief Executive

2018 Proxy Statement	37

Back to Contents

COMPENSATION AND PERSONNEL COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation and Personnel Committee has reviewed and discussed the Compensation Discussion and Analysis (the “CD&A”) for the fiscal year ended April 30, 2018 with management. In reliance on the reviews and discussions with management relating to the CD&A, the Compensation and Personnel Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement.

Compensation and Personnel Committee

Jerry P. Leamon, Chair
Christina A. Gold
William R. Floyd
Doyle N. Beneby

Officer, Chief Financial Officer and our other named executive officers covered by the new tax law, other than previously granted awards that comply with the transition rules. We monitor the application of Section 162(m) and the associated Treasury regulations on an ongoing basis and the advisability of qualifying executive compensation for deductibility. Notwithstanding the repeal of the exemption for “performance-based compensation,” the Committee intends to maintain its commitment to structuring the Company’s executive compensation programs in a manner designed to align pay with performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2018, at all times, all members of the Compensation and Personnel Committee were “independent”; none were employees or former employees of the Company and none had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served on the compensation committee or board of directors of another entity whose executive officer(s) served on our Compensation and Personnel Committee or Board.

2018 Proxy Statement	38

Back to Contents

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

FISCAL YEAR 2018, 2017, AND 2016 SUMMARY COMPENSATION TABLE

The following table sets forth information with respect to the total compensation paid to or earned by each of the named executive officers in fiscal 2018, 2017, and 2016.

Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Gary D. Burnison, President and Chief Executive Officer	2018	910,000		2,000,000	(3)	3,513,464	2,184,000	2,676	(4)	33,153	(5)	8,643,293
	2017	910,000		—		1,787,537	1,267,630	7,979	(4)	53,462		4,026,608
	2016	910,000		—		5,007,588	1,669,850	19,508	(4)	27,306		7,634,252
Robert P. Rozek, Executive Vice President, Chief Financial Officer and Chief Corporate Officer	2018	575,000		1,000,000	(3)	1,702,641	1,150,000	—		21,106	(7)	4,448,747
	2017	575,000		—		856,534	800,975	—		27,711		2,260,220
	2016	516,667	(6)	—		2,367,371	1,055,125	—		22,872		3,962,035
Byrne Mulrooney, Chief Executive Officer of RPO, Professional Search and Products	2018	450,000		500,000	(3)	1,149,548	1,000,000	—		239,657	(8)	3,339,205
	2017	450,000		—		1,489,630	750,000	—		22,862		2,712,492
	2016	450,000		—		683,758	950,000	—		20,361		2,104,119
Mark Arian, Chief Executive Officer of Advisory	2018	450,000		1,200,000	(9)	—	—	—		11,139	(10)	1,661,139
	2017	37,500	(11)	—		399,960	—	—		541		438,001
	2016	—		—		—	—	—		—		—
(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. Certain assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended April 30, 2018. For the 2018 grants, the value of the maximum number of shares that could be earned as Relative TSR Units granted to each named executive officer is as follows: Mr. Burnison, $4,626,672, Mr. Rozek, $2,241,127, and Mr. Mulrooney, $1,498,781. For the Relative TSR Units, the grant date fair value is measured using a Monte Carlo simulation valuation model. The simulation model applies a risk-free interest rate and an expected volatility assumption. The risk-free rate is assumed to equal the yield on a three-year Treasury bond on the grant date. Volatility is based on historical volatility for the 36-month period preceding the grant date. For Mr. Burnison, Mr. Rozek, and Mr. Mulrooney, the assumed per-share value of Relative TSR Units for the July 12, 2017 annual grant was $44.03, for the July 8, 2016 annual grant was $12.24, and for the July 8, 2015 annual grant was $39.35.
(2)	Reflects cash incentive compensation earned in the applicable fiscal year and paid in the following fiscal year.
(3)	Represents one-time special cash bonus awarded in recognition of the exceptional performance of the Company during fiscal year 2018.
(4)	The values in the table represent, for each applicable fiscal year, the aggregate change in the actuarial present value of Mr. Burnison’s accumulated benefit under the Enhanced Wealth Accumulation Plan (the “EWAP”) from the pension plan measurement date used for financial statement reporting purposes with respect to the Company’s audited financial statements for the prior completed fiscal year to the pension plan measurement date used for financial reporting purposes with respect to the Company’s audited financial statements for the covered fiscal year. As discussed under “Fiscal 2018 Pension Benefits,” participants in the EWAP elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight-year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a fifteen-year period generally at retirement age of 65 or later. Mr. Burnison is the only named executive officer that participates in the EWAP. To date, Mr. Burnison has contributed $55,200 to the EWAP. In June 2003, the Company amended the EWAP plan, so as not to allow new participants or the purchase of additional deferral units by existing participants.
(5)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short-term life insurance premium and/or imputed income of $5,310, 401(k) employer matching contribution of $3,600 and dividends on unvested restricted stock of $17,883.
2018 Proxy Statement	39

Back to Contents
(6)	Mr. Rozek’s base annual salary from May 1, 2015 to December 28, 2015 was $475,000, at which time his offer letter was amended increasing Mr. Rozek’s base annual salary to $575,000.
(7)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short-term life insurance premium and/or imputed income of $5,044, 401(k) employer matching contribution of $3,633 and dividends on unvested restricted stock of $6,069.
(8)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960, executive short-term life insurance premium and/ or imputed income of $5,492, 401(k) employer matching contribution of $3,600, dividends on unvested restricted stock of $5,455 and 1 year of vesting on Mr. Mulrooney’s fiscal year 2017 LTPU award of $218,750.
(9)	Mr. Arian has a target of $1,000,000 for his annual cash and long-term incentives, in aggregate; provided that for fiscal year 2018 only, Mr. Arian was guaranteed a minimum annual incentive award equal to $950,000, which was paid in advance in equal semi-monthly payments during fiscal year 2018. In addition, Mr. Arian received a one-time $250,000 special cash bonus awarded in recognition of the exceptional performance of the Company during fiscal year 2018.
(10)	Represents an auto allowance of $5,400, executive long-term disability insurance premium and/or imputed income of $960 and executive short-term life insurance premium and/or imputed income of $4,779.
(11)	Mr. Arian’s base annual salary is $450,000. Mr. Arian joined the Company on April 3, 2017.

FISCAL YEAR 2018 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information with respect to non-equity incentive plan compensation and equity awards granted in fiscal 2018 to the named executive officers, in the case of equity awards, under the Company’s Third Amended and Restated 2008 Stock Incentive Plan.

		Estimated Future Payments Under Non-Equity Incentive Plan Awards				Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards:	Grant Date Fair
Name	Grant Date	Threshold ($)	Target ($)		Maximum ($)(1)	Threshold (#)	Target (#)	Maximum (#)	Number of Shares of Stock (#)	Value of Stock and Option Awards
Gary D. Burnison	7/12/2017	—	—		—	—	—	—	35,030	1,200,128
	7/12/2017	—	—		—	13,135	52,540	105,080	—	2,313,336
	—	—	1,092,000	(2)	2,730,000	—	—	—	—	—
Robert P. Rozek	7/12/2017	—	—		—	—	—	—	16,990	582,077
	7/12/2017	—	—		—	6,363	25,450	50,900	—	1,120,564
	—	—	575,000	(3)	1,875,000	—	—	—	—	—
Byrne Mulrooney	7/12/2017	—	—		—	—	—	—	11,680	400,157
	7/12/2017	—	—		—	4,255	17,020	34,040	—	749,391
	—	—	—	(4)	1,875,000	—	—	—	—	—
Mark Arian	—	—	—		—	—	—	—	—	—
	—	—	—	(5)	1,875,000	—	—	—	—	—
(1)	Maximum potential payout under section 162(m) plan; Committee retains complete negative discretion to award lesser amount.
(2)	At the beginning of the fiscal year, Mr. Burnison had an annual target incentive award equal to 100% of his base salary. In connection with the amendment and restatement of his employment agreement, the target was increased to 120% of base salary.
(3)	Mr. Rozek has an annual target incentive award equal to 100% of his base salary.
(4)	Mr. Mulrooney has an annual target incentive award (cash incentive and long-term equity) of $1,150,000.
(5)	Mr. Arian has an annual target incentive award (cash incentive and long-term equity) of $1,000,000.
2018 Proxy Statement	40

Back to Contents

EMPLOYMENT AGREEMENTS

Certain elements of compensation set forth in the “Summary Compensation Table” and “Grants of Plan-Based Awards Table” reflect the terms of employment or letter agreements entered into between the Company and each of the named executive officers that were in effect during fiscal year 2018.

Gary D. Burnison. We entered into an amended and restated employment agreement with Mr. Burnison dated July 25, 2014 (the “Burnison Employment Agreement”) pursuant to which Mr. Burnison served as Chief Executive Officer. Pursuant to the Burnison Employment Agreement, we agreed to provide Mr. Burnison with the following annual compensation: (1) an annual base salary of $910,000; (2) participation in the Company’s annual cash incentive plan with an annual target award of 100% of annual base salary and the ability to earn additional amounts up to a maximum cash award of 200% of annual base salary; and (3) subject to approval of the Board, participation in the Company’s equity incentive program. In addition, Mr. Burnison is eligible to participate in employee benefit plans, arrangements and programs maintained from time to time by the Company for the benefit of senior executives.

On March 30, 2018, the Company entered into an amended and restated employment agreement with Mr. Burnison (the “Amended Burnison Agreement”) which supersedes the Burnison Employment Agreement. In addition to the changes described below under “Potential Payments Upon Termination or Change of Control”, the Amended Burnison Agreement increased Mr. Burnison’s annual target award under the Company’s annual cash incentive plan from 100% of base salary with the ability to earn additional amounts up to 200% of base salary to 120% of base salary with the ability to earn additional amounts up to 240% of base salary. In addition, the Amended Burnison Agreement provides for a retention award in the amount of $5 million (the “Retention Award”) that will be paid in equal monthly installments in cash (without interest) over twelve months following Mr. Burnison’s termination of employment for any reason (other than termination by the Company for “cause”) on or after the Retention Vesting Date.

Robert P. Rozek. We entered into an employment agreement with Robert Rozek on February 6, 2012 and an amendment thereto on December 28, 2015 (collectively, the “Rozek Employment Agreement”) pursuant to which Mr. Rozek serves as Executive Vice President, Chief Financial Officer and Chief Corporate Officer of the Company. The Rozek Employment Agreement provided for an initial term ending on April 30, 2015 that is automatically renewed for successive terms of one year unless sooner terminated. Pursuant to the terms of the Rozek Employment Agreement, Mr. Rozek receives an annual base salary of $575,000. Mr. Rozek is eligible for an annual target cash incentive award equal to 100% of his annual base salary with the ability to earn additional amounts up to a maximum cash award equal to 200% of his annual base salary. In addition, Mr. Rozek is eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

Byrne Mulrooney. We entered into a letter agreement with Byrne Mulrooney dated June 26, 2014, (the “Mulrooney Letter Agreement”) pursuant to which Mr. Mulrooney serves as the Chief Executive Officer of Recruitment Process Outsourcing, Professional Search and Products. The Mulrooney Letter Agreement, as amended to date, provides for (1) an annual base salary of $450,000; and (2) an annual target incentive award (cash and long-term equity) with a value of $1,150,000. In addition, Mr. Mulrooney is eligible to participate in employee benefit plans, arrangements and programs maintained from time to time by the Company for the benefit of senior executives.

Mark Arian. We entered into a letter agreement with Mark Arian dated March 17, 2017 (the “Arian Letter Agreement”) pursuant to which he serves as the Chief Executive Officer of Advisory. The Arian Letter Agreement provides for (1) an annual base salary of $450,000; and (2) an annual target incentive award (cash and long-term equity) with a target value of $1,000,000 and a maximum of $1,550,000; provided, however, that for fiscal year 2018, Mr. Arian was guaranteed a minimum annual incentive award of $950,000. The Arian Letter Agreement also provides for a one-time award of eight long-term performance units under the Company’s LTPU plan and a sign-on award of restricted stock units with a grant date fair value of $400,000 (the “Sign On Award”) that vest in five equal annual installments on each of the first five anniversaries of the grant date. In addition, Mr. Arian is eligible to participate in employee benefit plans, arrangements, and programs maintained from time to time by the Company for the benefit of senior executives.

2018 Proxy Statement	41

Back to Contents

FISCAL YEAR 2018 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth information with respect to options to purchase shares of the Company’s common stock, restricted stock, and restricted stock unit grants to the named executive officers outstanding as of April 30, 2018.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Not Exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock that Have Not Vested (#)		Market Value of Shares of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares or Other Rights that Have Not Vested (#)		Equity Incentive Plan Awards: Market of Payout Value Unearned Shares or Other Rights that Have Not Vested ($)
Gary D. Burnison	—	—	—	—	—	4,705	(1)	251,529	—		—
	—	—	—	—	—	11,755	(2)	628,422	—		—
	—	—	—	—	—	33,803	(3)	1,807,108	—		—
	—	—	—	—	—	35,030	(4)	1,872,704	—		—
	—	—	—	—	—	—		—	66,640	(5)	3,562,574
	—	—	—	—	—	—		—	135,220	(6)	7,228,861
	—	—	—	—	—	—		—	105,080	(7)	5,617,577
	—	—	—	—	—	160,408	(8)	8,575,412	—		—
Robert P. Rozek	—	—	—	—	—	1,598	(1)	85,429	—		—
	—	—	—	—	—	5,145	(2)	275,052	—		—
	—	—	—	—	—	16,200	(3)	866,052	—		—
	—	—	—	—	—	16,990	(4)	908,285	—		—
	—	—	—	—	—	—		—	29,160	(9)	1,558,894
	—	—	—	—	—	—		—	64,780	(10)	3,463,139
	—	—	—	—	—	—		—	50,900	(11)	2,721,114
	—	—	—	—	—	80,204	(12)	4,287,706	—		—
Byrne Mulrooney	—	—	—	—	—	1,345	(1)	71,904	—		—
	—	—	—	—	—	3,675	(2)	196,466	—		—
	—	—	—	—	—	30,048	(3)	1,606,366	—		—
	—	—	—	—	—	11,680	(4)	624,413	—		—
	—	—	—	—	—	—		—	20,830	(13)	1,113,572
	—	—	—	—	—	—		—	112,680	(14)	6,023,873
	—	—	—	—	—	—		—	34,040	(15)	1,819,778
Mark Arian	—	—	—	—	—	10,560	(16)	564,538	—		—
(1)	The time-based restricted stock grant was made on July 25, 2014 and vests in four equal annual installments beginning on July 25, 2015.
(2)	The time-based restricted stock grant was made on July 8, 2015 and vests in four equal annual installments beginning on July 8, 2016.
(3)	The time-based restricted stock grant was made on July 8, 2016 and vests in four equal annual installments beginning on July 8, 2017.
(4)	The time-based restricted stock grant was made on July 12, 2017 and vests in four equal annual installments beginning on July 12, 2018
(5)	This grant of Relative TSR Units was made on July 8, 2015. The award has a three-year vesting period after which between 0 and 70,520 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. On July 8, 2018, 66,640 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(6)	This grant of Relative TSR Units was made on July 8, 2016. The award has a three-year vesting period after which between 0 and 135,220 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using 200% of target based on performance to date.
(7)	This grant of Relative TSR Units was made on July 12, 2017. The award has a three-year vesting period after which between 0 and 105,080 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using 200% of target based on performance to date.
2018 Proxy Statement	42

Back to Contents
(8)	As described in more detail in prior proxy statements, in 2015 the Company adopted a synergy incentive program intended to reward participants, including certain of the named executive officers, for capturing annualized cost reductions in connection with the Company’s acquisition of Legacy Hay Group and delivering on TSR. The awards to the participating NEOs were in the form of performance-based restricted stock units (the “Synergy RSUs”) that were eligible to vest based on achievement of cost reduction goals tested over a performance period, with an interim measurement period, and continued employment through December 1, 2018. This grant of Synergy RSUs was made on December 23, 2015 and has characteristics of both market-based and performance-based restricted stock. The award had a three-year vesting period after which between 0 and 240,312 shares were eligible to vest depending upon the Company’s total stockholder return over the measurement period relative to a peer group of companies and contingent on the level of cost reduction goals achieved over the performance period. At the end of the performance measurement period ended April 30, 2017, it was determined that 267% of shares at target would vest on December 1, 2018, subject to continued employment through such date.
(9)	This grant of Relative TSR Units was made on July 8, 2015. The award has a three-year vesting period after which between 0 and 30,860 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. On July 8, 2018, 29,160 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(10)	This grant of Relative TSR Units was made on July 8, 2016. The award has a three-year vesting period after which between 0 and 64,780 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using outcome of 200% of target based on performance to date.
(11)	This grant of Relative TSR Units was made on July 12, 2017. The award has a three-year vesting period after which between 0 and 50,900 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using 200% of target based on performance to date.
(12)	This grant of Synergy RSUs was made on December 23, 2015 and has characteristics of both market-based and performance-based restricted stock. The award had a three-year vesting period after which between 0 and 120,156 shares were eligible to vest depending upon the Company’s total stockholder return over the measurement period relative to a peer group of companies and contingent on the level of cost reduction goals achieved over the performance period. At the end of the performance measurement period ended April 30, 2017, it was determined that 267% of shares at target would vest on December 1, 2018, subject to continued employment through such date.
(13)	This grant of Relative TSR Units was made on July 8, 2015. The award has a three-year vesting period after which between 0 and 22,040 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. On July 8, 2018, 20,830 shares vested based upon the Company’s total stockholder return over the three-year performance period relative to a peer group of companies.
(14)	This grant of Relative TSR Units was made on July 8, 2016. The award has a three-year vesting period after which between 0 and 112,680 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using 200% of target based on performance to date.
(15)	This grant of Relative TSR Units was made on July 12, 2017. The award has a three-year vesting period after which between 0 and 34,040 shares may vest depending upon the Company’s total stockholder return over the three-year period relative to a peer group of companies. Calculated using 200% of target based on performance to date.
(16)	The time-based restricted stock unit grant was made on April 3, 2017 and vests in five equal annual installments beginning on April 3, 2018.

STOCK VESTED IN FISCAL YEAR 2018

The following table sets forth information with respect to and the vesting of stock awards for each of the named executive officers during the fiscal year ended April 30, 2018.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gary D. Burnison	—	—	37,380	1,273,391
Robert P. Rozek	—	—	14,840	506,497
Byrne Mulrooney	—	—	18,568	636,038
Mark Arian	—	—	2,640	136,910

FISCAL YEAR 2018 PENSION BENEFITS

The following table sets forth the pension benefits of the named executive officers as of April 30, 2018.

Name	Plan Name	Number of Years Credited Service or Number of Units Earned (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
Gary D. Burnison	Executive Wealth Accumulation Plan (“EWAP”)	14	297,949	—
2018 Proxy Statement	43

Back to Contents

Enhanced Wealth Accumulation Plan

The EWAP was established in fiscal 1994. Certain vice presidents elected to participate in a “deferral unit” that required the participant to contribute a portion of their compensation for an eight year period, or in some cases, make an after-tax contribution, in return for defined benefit payments from the Company over a fifteen year period generally at retirement age of 65 or later. Participants were able to acquire additional “deferral units” every five years.

In June 2003, the Company amended the EWAP so as not to allow new participants or the purchase of additional deferral units by existing participants. The assumptions used to calculate the present value of the accumulated benefit under the EWAP are set forth in Note 6 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2018.

FISCAL YEAR 2018 NONQUALIFIED DEFERRED COMPENSATION

The nonqualified deferred compensation plan earnings and withdrawals of the named executive officers as of April 30, 2018 are set forth in the table below.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings/Loss in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Gary D. Burnison	—	—	7,720	—	1,001,016(1)
Robert P. Rozek	—	—	—	—	—
Byrne Mulrooney	—	—	—	—	875,000(2)
Mark Arian	—	—	—	—	1,000,000(2)
(1)	The “Aggregate Balance at Last FYE” is comprised of contributions made by both Mr. Burnison and the Company of which $209,000 was reported as contributions in Summary Compensation Tables in prior-year proxy statements beginning with the fiscal 2007 proxy statement. The information in this footnote is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.
(2)	On July 8, 2016, the Company established the LTPU Plan in order to promote the success of the Company by providing a select group of management and highly compensated employees with nonqualified supplemental retirement benefits as an additional means to attract, motivate, and retain such employee. A unit award has a base value of $50,000 for the purpose of determining the payment that would be made upon early termination for a partially vested unit award. The units vest 25% on each anniversary date, with the unit becoming fully vested on the fourth anniversary of the grant date, subject to the participant’s continued service as of each anniversary date. Each vested unit award will pay out an annual benefit of $25,000 for each of five years commencing on the seventh anniversary of the grant date. On July 9, 2016, Mr. Mulrooney received seven units and on April 3, 2017, Mr. Arian received eight units, and the value shown in the table represents the maximum benefit pursuant to such units. In fiscal year 2018, Mr. Mulrooney’s award vested 25% and the value of $218,750 was reported in the Summary Compensation Table. The remaining value of such units will be reported in the Summary Compensation Table in future years upon the vesting thereof.

Please see the “Other Compensation Elements” section beginning on page 36 for further discussion of the Company’s nonqualified deferred compensation plan.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The tables below reflect the amount of compensation that would become payable to each of the named executive officers under existing plans and arrangements if that named executive officer’s employment had terminated on April 30, 2018 (pursuant to his employment agreement then in effect), given the named executive officer’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. These benefits are in addition to benefits available prior to the occurrence of any termination of employment, including benefits generally available to salaried employees, such as distributions under the Company’s 401(k) plan and EWAP, and previously accrued and vested benefits under the Company’s nonqualified deferred compensation plan, as described in the tables above. In addition, in connection with any actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, as the Committee determines appropriate. The actual amounts that would be paid upon a named executive officer’s termination of employment can be determined only at

2018 Proxy Statement	44

Back to Contents

the time of such named executive officer’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the named executive officer’s age. References to “performance shares” mean any outstanding Relative TSR Units or Synergy RSUs.

Gary D. Burnison. Under the Amended Burnison Agreement, if Mr. Burnison’s employment terminated due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares) and benefits under the ECAP; (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved (provided, however, that with respect to Mr. Burnison’s Synergy RSUs, he would receive the number of shares actually earned in the performance period and interim measurement period based on Company performance over the entire performance period and interim measurement period); and (5) reimbursement of COBRA coverage premiums for Mr. Burnison and his dependents for as long as such coverage was available under COBRA. In addition, any unvested amount of the Retention Award would vest.

If we terminated Mr. Burnison’s employment for cause or he voluntarily terminated his employment without good reason, then we would pay him accrued compensation through the date of termination.

Under the Amended Burnison Agreement, prior to a change in control or more than 12 months after a change in control (and in any event prior to the Retention Vesting Date), if Mr. Burnison’s employment was terminated by us without cause or by Mr. Burnison for good reason (an “Involuntary Termination”), then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) cash payments equal to the greater of (i) the sum of one and one-half times his then current annual base salary and one and one-half times his target bonus, or (ii) the prorated amount of the Retention Award based on days worked during the four year vesting period; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage was available under COBRA; (5) vesting on the date of termination of all outstanding stock options, other equity-type incentives, other long term awards and all benefits held under the ECAP (excluding performance shares) (collectively, the “Time Vested Awards”) that would have vested within 12 months of his termination; and (6) for performance shares, a pro rata award of performance shares based on actual performance through the entire performance period and the number of days Mr. Burnison was employed during the performance period (and the subsequent time-based vesting period, in the case of the Synergy RSUs) plus an additional year (provided this number of days does not exceed the number of days in the performance period). However, if such Involuntary Termination were to occur on or after the second anniversary and before the third anniversary of March 30, 2018, Mr. Burnison would instead receive two years of additional vesting for Time Vested Awards and pro rata plus two years (but not more than the entire performance period) vesting on future performance shares (based on actual performance for the entire performance period). For Involuntary Terminations on or after the third anniversary of March 30, 2018, Mr. Burnison would continue to vest in accordance with the terms of the Time Vested Awards and future performance awards, disregarding such termination. In addition, upon any termination occuring on or after the Retention Vesting Date (other than by the Company for cause or due to death or disability), all unvested equity awards granted on or after March 30, 2018 (and at least 90 days prior to such termination, other than with respect to an Involuntary Termination during such 90-day period, in which case, there will be no such 90-day requirement) will continue to vest in accordance with their terms, disregarding such termination. As an exception, the post-change of control double trigger equity severance vesting rules described below would continue to apply in the event of an Involuntary Termination within 12 months after a change of control.

The Amended Burnison Agreement provides that if there was a change of control and within 12 months Mr. Burnison’s employment was terminated by us without cause or by Mr. Burnison for good reason (and in any event prior to the Retention Vesting Date), then we would provide him with the following: (1) his accrued compensation; (2) a pro rata portion of his target annual cash incentive award; (3) cash payments equal to the greater of (i) the sum of two times his current annual base salary and two times his target bonus, or (ii) the Retention Award; (4) for up to 18 months after termination, reimbursement of COBRA coverage premiums for him and his dependents for so long as such coverage is available under COBRA and for six months thereafter, reimbursement of a portion of the cost of healthcare coverage for him and his dependents; (5) vesting on the date of termination of all outstanding Time Vested Awards; (6) a pro rata award of performance shares (other than Synergy RSUs) based on the greater of the Company’s actual performance and target performance and the number of days in the performance period prior to the change in control; (7) a pro rata award of performance shares (other than Synergy RSUs) based on target performance and the number of days remaining in the performance period after a change in control; and (8) for Synergy RSUs, a pro rata award based on actual performance and the number of days Mr. Burnison was employed during the performance period and subsequent time-based vesting period plus an additional year (provided the number of days does not exceed the number of days in the performance period).

2018 Proxy Statement	45

Back to Contents

Under the Amended Burnison Agreement, the severance benefits described above are conditioned on Mr. Burnison’s execution and delivery of a general release and compliance with covenants relating to confidentiality, nonsolicitation, and noncompetition.

Gary D. Burnison	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity/ECAP (excluding performance-based shares)	$1,950,515	$4,559,764	$4,559,764
Performance-Based Shares(1)	17,625,797	18,561,205	18,561,205
Base Salary	1,365,000	—	—
Bonus	3,822,000	1,092,000	1,092,000
Retention Award	—	5,000,000	5,000,000
Health Benefits	45,846	61,128	91,692	(2)
TOTAL	$24,809,158	$29,274,097	$29,304,661
(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2018, it was assumed that the Company achieved target performance. With respect to Mr. Burnison’s grants of performance shares for which the measurement period ended on April 30, 2018 (and vested on July 8, 2018), actual results were used in the calculations. With respect to Mr. Burnison’s grant of performance shares for which the measurement period ended on April 30, 2018, the measurement period was assumed to have concluded prior to his termination for purposes of the table.
(2)	Where Mr. Burnison or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Robert P. Rozek. Under the Rozek Employment Agreement, if Mr. Rozek’s employment terminates due to death or disability, then he, or his legal representatives, would receive: (1) all accrued compensation as of the date of termination; (2) full vesting of all outstanding stock options, other equity-type incentives (excluding performance shares and benefits under the ECAP, if any); (3) a pro rata portion of his target annual cash incentive award for the fiscal year in which his employment is terminated; (4) the number of performance shares that would have been earned if he had served the Company for the entire performance period and the target performance had been achieved (provided, however, that with respect to Mr. Rozek’s Synergy RSUs, he would receive the number of shares actually earned in the performance period and interim measurement period based on Company performance over the entire performance period and interim measurement period); and (5) reimbursement of COBRA coverage premiums for him and his dependents for as long as such coverage is available under COBRA.

If we terminate Mr. Rozek’s employment for cause or he voluntarily terminates his employment without good reason, then we will pay him accrued compensation through the date of termination.

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason prior to a change in control or more than 12 months after a change in control occurs, the Company will pay Mr. Rozek the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award, based on actual Company performance, for the year in which his employment terminated; (3) a cash payment equal to one time his then current annual base salary to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months; (5) all outstanding equity incentive awards (other than any performance shares) held by Mr. Rozek and benefits under the Company’s ECAP (if any) at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; and (6) a pro rata award of performance shares based on actual performance and the number of days Mr. Rozek was employed during the performance period (and the subsequent time-based vesting period, in the case of the Synergy RSUs) plus an additional year (provided this number of days does not exceed the number of days in the performance period).

In the event that Mr. Rozek’s employment is terminated by the Company without cause or by Mr. Rozek for good reason within 12 months following a change in control, the Company will pay Mr. Rozek the following severance payments: (1) his accrued compensation; (2) a pro-rata portion of his target annual cash incentive award; (3) a cash payment equal to the sum of one time his current annual base salary and one time his target bonus to be paid over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months, plus an additional 6 months of health plan premium reimbursement; (5) all outstanding stock options and other equity type incentives held by Mr. Rozek and benefits under the ECAP (if any) at the time of termination, except for performance shares, will become fully vested as of the date of termination; (6) a pro-rata number of performance shares (other than Synergy RSUs) and/or a payout under any long-term performance-based cash incentive program based on actual performance and the number of days in the performance period prior to the change in control; (7) a pro-rata number of performance shares (other than Synergy RSUs) and/or a payout under any long-term performance-based cash incentive program based on target performance and the number of days remaining in the performance period after the change in control; and (8) for Synergy RSUs, a pro rata award based on actual performance and the number of days Mr. Rozek was employed during the performance period and subsequent time-based vesting period plus an additional year (provided the number of days does not exceed the number of days in the performance period).

2018 Proxy Statement	46

Back to Contents

In the event Mr. Rozek’s employment is terminated by the Company without cause upon the expiration of any one-year term of the Rozek Employment Agreement, the Company will pay Mr. Rozek his accrued compensation and, subject to Mr. Rozek’s provision of transition services to the Company for a period of three months (during which time Mr. Rozek would be entitled to continued pay at his then current annual base salary rate and participation in the Company’s welfare benefit plans, but no additional bonus or equity compensation), (1) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months, (2) reimbursement of COBRA coverage premiums for Mr. Rozek and his covered dependents for up to 18 months following termination, (3) the equity awards initially granted to Mr. Rozek in connection with his employment agreement will become fully vested (assuming the target performance), (4) all outstanding equity incentive awards (other than the equity awards initially granted to Mr. Rozek in connection with his employment agreement and any other performance shares) held by Mr. Rozek and benefits under the ECAP (if any) at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination, and (5) a pro rata award of performance shares based on actual performance and the number of days Mr. Rozek was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

The severance benefits described above are conditioned on Mr. Rozek’s execution and delivery of a general release and compliance with covenants relating to confidentiality, non-solicitation and non-competition.

Robert P. Rozek	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Death or Disability
Equity (excluding performance-based shares)	$738,684	$2,134,818	$2,134,818
Performance-Based Shares(1)	8,485,621	8,938,726	8,938,726
Base Salary	575,000	575,000	—
Bonus	1,150,000	1,150,000	575,000
Health Benefits	45,846	61,128	91,692	(2)
TOTAL	$10,995,151	$12,859,672	$11,740,236

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2018, it was assumed that the Company achieved target performance. With respect to Mr. Rozek’s grants of performance shares for which the measurement period ended on April 30, 2018 (and vested on July 8, 2018), actual results were used in the calculations. With respect to Mr. Rozek’s grant of performance shares for which the measurement period ended on April 30, 2018, the measurement period was assumed to have concluded prior to his termination for purposes of the table.
(2)	Where Mr. Rozek or his dependents are entitled to COBRA for as long as COBRA is available, we have assumed entitlement to 36 months of COBRA as that is the maximum length of time for which such benefits may be available.

Byrne Mulrooney. Under the Mulrooney Letter Agreement, in the event that Mr. Mulrooney’s employment is terminated by the Company for any reason other than cause or due to Mr. Mulrooney’s death or disability or by Mr. Mulrooney for good reason, and such termination occurs prior to or more than 12 months following the occurrence of a change in control, the Company will pay Mr. Mulrooney the following severance payments subject to his execution and delivery of a general release and compliance with the restrictive covenants set forth in the agreement: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award, based on actual company performance, for the year in which his employment terminated; (3) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months; (4) reimbursement of COBRA coverage premiums for Mr. Mulrooney and his covered dependents for up to 18 months following termination; (5) all outstanding equity incentive awards (other than any performance shares) held by Mr. Mulrooney and benefits under the Company’s ECAP (if any) at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; and (6) a pro rata award of performance shares based on actual performance and the number of days Mr. Mulrooney was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

In the event that Mr. Mulrooney’s employment is terminated by the Company for any reason other than cause or due to Mr. Mulrooney’s death or disability or by Mr. Mulrooney for good reason and such termination occurs within 12 months following the occurrence of a change in control, then Mr. Mulrooney will be entitled to receive the same severance benefits as described above (subject to the execution and delivery of a general release and compliance with the restrictive covenants in the agreement) except that the cash payment described in (3) above will equal one time Mr. Mulrooney’s then current annual base salary plus his then current target annual incentive award and Mr. Mulrooney will be entitled to full vesting of his outstanding equity awards and benefits under the ECAP (if any); provided, however, that with respect to performance shares, such vesting will be based on actual performance through the date of the change in control.

In addition, pursuant to the terms of the LTPU Plan and Mr. Mulrooney’s LTPU award, his unvested LTPU award would become vested upon the occurrence of his death or disability or in the event of a change in control and, in the case of death or disability, payout of the award, which generally commences in the calendar year including the seventh anniversary of the grant date and occurs in equal annual installments over five years thereafter (unless elected otherwise), would commence on the 60th day following a termination due to death or during the year of disability. Each unit awarded under the LTPU Plan has a total value of $125,000 and a base value of $50,000, which is relevant

2018 Proxy Statement	47

Back to Contents

for purposes of determining the value of payout of a partially-vested LTPU award. Mr. Mulrooney was awarded seven units under the LTPU Plan and thus the total value of his vested award is $875,000 and the total base value of his award is $350,000. If Mr. Mulrooney terminates employment prior to his death or disability and not for cause, he is entitled to a lump sum payment of a portion of the base value of his award based on the years of service completed since the grant date to the extent that the termination occurs at least 13 months following the grant date. Because Mr. Mulrooney’s LTPU award was made on July 8, 2016, such a termination occurring on April 30, 2018 would entitle him to 25% of the base value of his award.

Byrne Mulrooney	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Change of Control	Death or Disability
Equity (excluding performance-based shares)	$727,831	$2,499,148	$—	$—
Performance-Based Shares(1)	4,732,378	5,035,397	—	—
Base Salary	450,000	450,000	—	—
Bonus	1,000,000	2,150,000	—	—
Health Benefits	42,696	42,696	—	—
LTPU Award(2)	87,500	—	875,000	875,000
TOTAL	$7,040,405	$10,177,241	$875,000	$875,000

(1)	For the calculations above, if performance shares would vest based on actual Company performance, to the extent the applicable vesting period was still ongoing as of the end of fiscal 2018, it was assumed that the Company achieved target performance. With respect to Mr. Mulrooney’s grants of performance shares for which the measurement period ended on April 30, 2018 (and vested on July 8, 2018), actual results were used in the calculations. With respect to Mr. Mulrooney’s grant of performance shares for which the measurement period ended on April 30, 2018, the measurement period was assumed to have concluded prior to his termination for purposes of the table.
(2)	The vesting of Mr. Mulrooney’s LTPU award would accelerate on a change of control or a termination due to death or disability and, in the case of death or disability, payout of the award, which generally commences in the calendar year including the seventh anniversary of the grant date and occurs in equal annual installments over five years thereafter (unless elected otherwise) would commence on the 60th day following a termination due to death or on the one-year anniversary of a termination due to disability but would still occur in equal annual installments in accordance with the terms of the LTPU plan.

Mark Arian. Under the Arian Letter Agreement, in the event that Mr. Arian’s employment is terminated by the Company for any reason other than cause (and not due to Mr. Arian’s death or disability) or by Mr. Arian for good reason, and such termination occurs prior to or more than 12 months following the occurrence of a change in control, Mr. Arian will become entitled to the following payments and benefits subject to his execution and delivery of a general release and compliance with the restrictive covenants set forth in the agreement: (1) his accrued compensation; (2) a pro-rata portion of his annual cash incentive award, based on actual company performance, for the year in which his employment terminated; (3) a cash payment equal to one time his then current annual base salary to be paid in equal monthly installments over 12 months; (4) any portion of the 2018 Minimum Incentive that has not already been paid as of the date of termination; (5) reimbursement of COBRA coverage premiums for Mr. Arian and his covered dependents for up to 18 months following termination; (6) full vesting of the Sign On Equity Award to the extent then outstanding and unvested; (7) all outstanding equity incentive awards (other than the Sign On Equity Award and any performance shares) held by Mr. Arian and benefits under the Company’s ECAP (if any) at the time of termination that would have vested in the 12 months following the date of termination will become fully vested as of the date of termination; (8) outstanding LTPU awards will be treated in accordance with the LTPU Plan (as described in more detail below); and (9) a pro rata award of performance shares and/or long-term performance-based cash incentives based on actual performance and the number of days Mr. Arian was employed during the performance period plus an additional year (provided this number of days does not exceed the number of days in the performance period).

In addition, in the event that Mr. Arian’s employment is terminated by the Company for any reason other than cause (and not due to death or disability) or by Mr. Arian for good reason and such termination occurs within 12 months following the occurrence of a change in control, then Mr. Arian will be entitled to receive the same severance benefits as described in (3) through (9) above (subject to the execution and delivery of a general release and compliance with the restrictive covenants in the agreement) except that the cash payment described in (3) above will equal one time Mr. Arian’s then current annual base salary plus his then current target annual incentive award and Mr. Arian will be entitled to full vesting of his outstanding equity awards and benefits under the ECAP (if any); provided, however, that with respect to performance shares, such vesting will be based on actual performance through the date of the change in control.

Pursuant to the terms of the LTPU Plan and Mr. Arian’s LTPU award, his unvested LTPU award would become vested upon the occurrence of his death or disability or in the event of a change in control and payout of the award, which generally commences in the calendar year including the seventh anniversary of the grant date and occurs in equal annual installments over five years thereafter (unless elected otherwise), would commence on the 60th day following a termination due to death or during the year of disability. Each unit awarded under the LTPU Plan has a total value of $125,000 and a base value of $50,000. Mr. Arian was awarded eight units under the LTPU Plan and thus the total value of his vested award is $1,000,000 and the total base value of his award is $400,000. If Mr. Arian terminates employment prior to his death or disability and not for cause, he is entitled to a lump sum payment of a portion of the base value of his award based on the years of service completed since the grant date to the extent that the termination occurs at least 13 months following the grant date. Because Mr. Arian’s LTPU award was made in April 2017, however, he would have forfeited the award in the event of such a termination occurring on the last day of fiscal year 2018.

2018 Proxy Statement	48

Back to Contents
Mark Arian	Prior to a Change in Control or More than 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Within 12 Months after a Change in Control and Termination Without Cause or With Good Reason	Change of Control	Death or Disability
Equity (excluding performance-based shares)	$564,538	$564,538	$—	$—
Base Salary	450,000	450,000	—	—
Bonus	—	1,000,000	—	—
Health Benefits	45,846	45,846	—	—
LTPU Award(1)	—	—	1,000,000	1,000,000
TOTAL	$1,060,384	$2,060,384	$1,000,000	$1,000,000

(1)	The vesting of Mr. Arian’s LTPU award would accelerate on a change of control or a termination due to death or disability and, in the case of death or disability, payout of the award, which generally commences in the calendar year including the seventh anniversary of the grant date and occurs in equal annual installments over five years thereafter (unless elected otherwise) would commence on the 60th day following a termination due to death or on the one-year anniversary of a termination due to disability but would still occur in equal annual installments in accordance with the terms of the LTPU plan.

For purposes of the foregoing employment agreements (as in effect on April 30, 2018), “cause,” “change in control,” “and “good reason,” generally mean the following:

•	“Cause” means:

–	conviction of any felony or other crime involving fraud, dishonesty or acts of moral turpitude or pleading guilty or nolo contendere to such charges; or

–	reckless or intentional behavior or conduct that causes or is reasonably likely to cause the Company material harm or injury or exposes or is reasonably likely to expose the Company to any material civil, criminal or administrative liability; or

–	any material misrepresentation or false statement made by the executive in any application for employment, employment history, resume or other document submitted to the Company, either before, during or after employment; or

–	for Messrs. Mulrooney and Arian, material violation of the Company’s material written policies or procedures; or

–	for Mr. Arian, certain representations under the agreement are untrue.

•	“Change in Control” means:

–	an acquisition by any person of beneficial ownership or a pecuniary interest in more than 30% (50% for Mr. Burnison) of the common stock of the Company or voting securities entitled to then vote generally in the election of directors (“Voting Stock”) of the Company, after giving effect to any new issue in the case of an acquisition from the Company;

–	the consummation of a merger, consolidation, or reorganization of the Company or of a sale or other disposition of all or substantially all of the Company’s consolidated assets as an entirety (collectively, a “Business Combination”), other than a Business Combination (a) in which all or substantially all of the holders of Voting Stock of the Company hold or receive directly or indirectly 70% (50% for Mr. Burnison and for Messrs. Mulrooney and Arian, more than 50%) or more of the Voting Stock of the entity resulting from the Business Combination (or a parent company), and (b) after which no person (other than certain excluded persons) owns more than 30% (50% for Mr. Burnison) of the Voting Stock of the resulting entity (or a parent company) who did not own directly or indirectly at least that percentage of the Voting Stock of the Company immediately before the Business Combination, and (c) after which one or more excluded persons own an aggregate amount of Voting Stock of the resulting entity at least equal to the aggregate number of shares of Voting Stock owned by any persons who (i) own more than 5% of the Voting Stock of the resulting entity, (ii) are not excluded persons, (iii) did not own directly or indirectly at least the same percentage of the Voting Stock of the Company immediately before the Business Combination, and (iv) in the aggregate own more than 30% (50% for Mr. Burnison) of the Voting Stock of the resulting entity;

–	approval by the Board of the Company and (if required by law) by stockholders of the Company of a plan to consummate (or, for Mr. Burnison, consummation of) the dissolution or complete liquidation of the Company; or

–	during any period of two consecutive years, individuals who at the beginning of such period constituted the Board and any new directors whose appointment, election, or nomination for election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose appointment, election or nomination for election was previously so approved (all such directors, “Incumbent Directors”), cease for any reason to constitute a majority of the Board. Notwithstanding the above provisions, no “Change in Control” shall be deemed to have occurred if a Business Combination, as described above, is effected and a majority of the Incumbent Directors, through the adoption of a Board resolution, determine that, in substance, no Change in Control has occurred.

•	“Good Reason” for purposes of Mr. Burnison means, if without Mr. Burnison’s prior written consent:

–	the Company materially reduces Mr. Burnison’s duties or responsibilities as Chief Executive Officer or assigns him duties which are materially inconsistent with his duties or which materially impair his ability to function as Chief Executive Officer;

–	the Company reduces Mr. Burnison’s base salary or target annual incentive award under the Company’s annual cash incentive bonus plan (in each case, other than as part of an across-the-board reduction applicable to all executive officers of the Company);

2018 Proxy Statement	49

Back to Contents
–	the Company fails to perform or breaches its obligations under any other material provision of Mr. Burnison’s employment agreement and fails to cure such failure or breach within the period required by Mr. Burnison’s employment agreement;

–	Mr. Burnison’s primary location of business is moved by more than 50 miles, subject to certain exceptions set forth in Mr. Burnison’s employment agreement;

–	the Company reduces Mr. Burnison’s title of Chief Executive Officer or removes him; or

–	the Company fails to obtain the assumption in writing of its obligation to perform the agreement by any successor to all or substantially all of the assets of the Company within 15 days after a merger, consolidation, sale or similar transaction.

•	“Good Reason” for purposes of Mr. Rozek means, if without Mr. Rozek’s prior written consent:

–	the Company materially reduces Mr. Rozek’s title, duties or responsibilities as Chief Financial Officer, or removes him;

–	the Company reduces Mr. Rozek’s then current base salary or target award opportunity under the Company’s annual and/or long-term incentive compensation program(s) (in each case, other than as part of an across-the-board reduction (other than relating to Base Salary within the first 12 months of the Term) applicable to all “named executive officers” of the Company (as defined under Item 402 of Regulation S-K and to the extent employed by the Company at that time) and/or other than as a result of the exercise of the Compensation Committee’s discretion with respect to the long-term incentive compensation program); or

–	Mr. Rozek’s primary location of business is moved by more than 50 miles (other than in connection with a move of the Company’s corporate headquarters).

•	“Good Reason” for purposes of Messrs. Mulrooney and Arian means, if without Mr. Mulrooney’s or Mr. Arian’s prior written consent and subject to the Company’s cure right:

–	The Company materially reduces his duties or responsibilities as Chief Executive Officer, Recruitment Process Outsourcing, Professional Search and Products or Advisory, as applicable; or

–	The Company materially reduces his then current base salary or target annual incentive award (other than as part of an across-the-board reduction applicable to all “named executive officers” of the Company); or

–	for Mr. Arian, the Company materially breaches a material term of the Arian Letter Agreement.

PAY RATIO DISCLOSURE

The 2018 annual total compensation of the median compensated of all our employees who were employed as of April 30, 2018, other than our CEO Gary Burnison, was $67,839; Mr. Burnison’s 2018 annual total compensation was $8,643,293, and the ratio of these amounts was 1-to-127.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below. For these purposes, we identified the median compensated employee using cash compensation paid in fiscal 2018, which we annualized for any employee who did not work for the entire year unless designated as a temporary, seasonal, or other non-permanent employee on our records. As permitted by SEC rules, we used a valid statistical sampling methodology applied to all our employees who were employed as of April 30, 2018, to identify the global median employee.

2018 Proxy Statement	50

Back to Contents

FISCAL YEAR 2018 COMPENSATION OF DIRECTORS

The compensation of directors, including all restricted stock unit awards, for fiscal 2018 is set forth in the table below.

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	Other Compensation(2)	Total ($)
Doyle N. Beneby	75,000		119,806	4,477	199,283
William R. Floyd	80,000	(3)	119,806	10,909	210,715
Christina A. Gold	85,000	(4)	119,806	2,013	206,819
Jerry P. Leamon	100,000	(5)	119,806	2,013	221,819
Angel R. Martinez	96,849	(6)	119,806	909	217,564
Debra J. Perry	95,000	(7)	119,806	2,013	216,819
George T. Shaheen	195,000	(8)	119,806	17,965	332,771

(1)	Represents the aggregate grant date fair value of awards granted during the fiscal year, calculated in accordance with Accounting Standards Codification, 718, Compensation-Stock Compensation. The assumptions used to calculate the valuation of the awards are set forth in Note 4 to the notes to consolidated financial statements in our Annual Report on Form 10-K for the year ended April 30, 2018. As of April 30, 2018, the aggregate restricted stock units granted to each director was 3,030 restricted stock units representing their annual equity grant.
(2)	Represents dividends on unvested restricted stock units.
(3)	Mr. Floyd received a director fee of $75,000 and $5,000 for service as an Audit Committee Member during fiscal year 2018.
(4)	Ms. Gold received a director fee of $75,000 and $10,000 for service as a Nominating Committee Chair during fiscal 2018.
(5)	Mr. Leamon received a director fee of $75,000, an annual fee of $20,000 for service as Compensation Committee Chair and $5,000 for service as an Audit Committee Member during fiscal year 2018.
(6)	Mr. Martinez received a director fee of $75,000, a pro-rated fee of $16,749 for services rendered from his appointment on the Board on July 7, 2017 through September 26, 2017 and an annual fee of $5,000 for his services as an Audit Committee Member during fiscal 2018.
(7)	Ms. Perry received a director fee of $75,000 and an annual fee of $20,000 for her services as Audit Committee Chair during fiscal 2018.
(8)	Mr. Shaheen received an annual fee of $120,000 for his services as Chairman of the Board during fiscal 2018 and a director fee of $75,000.

Directors who are also employees or officers do not receive any additional compensation for their service on the Board. The Committee, in consultation with Pearl Meyer, its independent compensation consultant, periodically reviews non-employee director compensation and recommends changes based on competitive market data. Most recently, increases in director compensation that became effective for fiscal year 2018 were implemented in order to better align director compensation with that of our peer group.

The non-employee director compensation program provides for an annual equity award of restricted stock units with a value of approximately $120,000 to be awarded on the date of each annual meeting of stockholders. The number of units subject to such award is determined by dividing $120,000 by the closing price of the Company’s common stock on the date of such annual meeting of stockholders (rounded to the nearest ten units). Non-employee directors are permitted to defer settlement of their restricted stock units; during fiscal year 2018, Messrs. Shaheen, Floyd, and Beneby elected to defer their restricted stock units. The restricted stock unit awards vest on the day before the following annual meeting of stockholders. Additionally, non-employee directors receive each year, commencing in fiscal year 2018, $75,000 (increased from $65,000 in fiscal year 2017) either in cash or in restricted stock units, at their election, on the date of each annual meeting of stockholders. In addition, each member of the Audit Committee receives $5,000 in cash annually, the Audit Committee Chair receives $20,000 (increased from $15,000 in fiscal year 2017) in cash annually, the Compensation and Personnel Committee Chair receives $20,000 (increased from $15,000 in fiscal year 2017) in cash annually, and the Nominating and Corporate Governance Committee Chair receives $10,000 in cash annually. The Chair of the Board receives $120,000 in cash annually. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their duties as directors. As noted above, the increases in director compensation that became effective for fiscal year 2018 were implemented in order to better align director compensation with that of our peer group.

The Company’s stock ownership guidelines for directors require each non-employee director to own three times their annual cash retainer in Company stock.

2018 Proxy Statement	51

Back to Contents

Equity Compensation Plan Information

Plan Category	(a) Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by security holders	6,720	$22.71	6,780,225
Equity compensation plans not approved by security holders	—	—	—
TOTAL	6,720	$22.71	6,780,225

The values in this table are as of April 30, 2018.

2018 Proxy Statement	52

Back to Contents

03

AUDIT MATTERS

2018 Proxy Statement	53

Back to Contents

Proposal No. 3

RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019. Ernst & Young LLP has served as the Company’s independent registered public accounting firm since March 2002. Ernst & Young LLP has unrestricted access to the Audit Committee to discuss audit findings and other financial matters. Neither the Company’s Restated Certificate of Incorporation nor its Bylaws requires that the stockholders ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice.

If the Company’s stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as the Company’s independent registered public accounting firm. Even if the selection is ratified, the Audit Committee in their discretion may change the appointment at any time if they determine that such change would be in the best interests of the Company and its stockholders. Representatives of Ernst & Young LLP will attend the Annual Meeting to answer appropriate questions and may also make a statement if they so desire.

REQUIRED VOTE

Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm requires the affirmative vote of a majority of those shares present, either in person or by proxy, and entitled to vote at the Annual Meeting.

RECOMMENDATION OF THE BOARD The Board unanimously recommends that you vote “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal 2019.

2018 Proxy Statement	54

Back to Contents

AUDIT COMMITTEE MATTERS

FEES PAID TO ERNST & YOUNG LLP

The following table summarizes the fees Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years. All services provided by Ernst & Young LLP were approved by the Audit Committee in conformity with the Audit Committee’s pre-approval process (as discussed below).

	2018	2017
Audit fees(1)	$4,401,445	$3,909,428
Audit-related fees(2)	38,000	60,000
Tax fees(3)	1,550,346	865,847
All other fees	—	—
TOTAL	$5,989,791	$4,835,275
(1)	Represents fees for audit services, including fees associated with the annual audit, the reviews of the Company’s quarterly financial statements, statutory audits required internationally, for attestation services related to compliance with Section 404 of the Sarbanes-Oxley Act, revenue recognition implementation work, and statutory audits required by governmental agencies for regulatory, legislative, and financial reporting requirements.
(2)	Represents fees in FY 2017 for the employee benefit plan and S-8 Filing, and in FY 2018 for the employee benefit plan audit.
(3)	Represents fees for tax compliance, planning, and advice. These services included tax return compliance and advice.

Fees paid to Ernst & Young LLP in FY 18 were higher than in FY 17 primarily due to revenue recognition implementation work, preparation of global transfer pricing documentation and expansion of the overall global tax compliance engagement.

RECOMMENDATION TO APPOINT ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As with previous years, the Audit Committee undertook a review of Ernst & Young LLP in determining whether to select Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2019 and to recommend ratification of its selection to the Company’s stockholders. In that review, the Audit Committee utilized a tailored external auditor assessment questionnaire and considered a number of factors including:

•	continued independence of Ernst & Young LLP,

•	length of time Ernst & Young LLP has been engaged by the Company,

•	Senior Management’s assessment of Ernst & Young LLP’s performance,

•	audit and non-audit fees,

•	capacity to appropriately staff the audit,

•	geographic and subject matter coverage,

•	lead Audit Engagement Partner performance,

•	overall performance,

•	qualifications and quality control procedures, and

•	whether retaining Ernst & Young LLP is in the best interests of the Company.

Based upon this review, the Audit Committee believes that Ernst & Young LLP is independent and that it is in the best interests of the Company and our stockholders to retain Ernst & Young LLP to serve as our independent registered public accounting firm for fiscal year 2019.

In accordance with the Sarbanes-Oxley Act and the related SEC rules, the Audit Committee limits the number of consecutive years an individual partner may serve as the lead audit engagement partner to the Company. The maximum number of consecutive years of service in that capacity is five years. The current lead audit engagement partner is in his 3rd year in that role.

2018 Proxy Statement	55

Back to Contents

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm. Further, the Audit Committee is afforded the funding and resources it determines appropriate for compensating the independent registered public accounting firm and any advisers it may employ. As part of this responsibility, the Audit Committee is required to pre-approve the audit and non-audit services performed by the independent registered public accounting firm in order to help assure that they do not impair the registered public accounting firm’s independence from the Company. Services provided by the independent registered public accounting firm must be approved by the Audit Committee on a case by case basis, unless such services fall within a detailed list of services as documented in the Company’s pre-approval policy whereby the Audit Committee has provided pre-approval for specific types of audit, audit-related and tax compliance services within certain fee limitations. The Audit Committee believes the combination of these two approaches results in an effective and efficient procedure to manage the approval of services performed by the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with the Company’s business, people, culture, accounting systems, risk profile, and other factors, and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality. All such factors will be considered as a whole, and no one factor is determinative.

All requests or applications for Ernst & Young LLP services are submitted to the Senior Vice President Finance and Corporate Controller and include a detailed description of services to be rendered. The detailed descriptions are then reviewed against a list of approved services and are provided to the Audit Committee for review and approval. All requests or applications for Ernst & Young LLP services receive approval from the Senior Vice President Finance and Corporate Controller, prior to the Audit Committee’s review and approval.

Governance Insights: OVERSIGHT OF CYBERSECURITY AND IMPLEMENTATION OF NEW EU DATA PROTECTION REGULATIONS

Q & A WITH DEBRA PERRY, CHAIR OF THE AUDIT COMMITTEE

Question: What is your perspective on cybersecurity and the Company’s approach to such risks?

Cybersecurity is one of the most serious issues that companies face today. Korn Ferry must maintain its focus on protecting its information assets and continually improve its information security practices to stay ahead of the growing number of information security threats. The Company addresses cybersecurity at each level of the organization from human error to advanced external threats. In addition to the full Board, the Audit Committee is specifically tasked with overseeing digital risk management. It receives regular updates from the Chief Information Officer, Chief Financial Officer, Chief Information Security Officer, the Chief Audit Executive, and General Counsel about risks and the Company’s initiatives to protect its information assets. The Company also has a cross-functional executive leadership group that drives security policy changes and fosters a culture of data protection. In addition, the Company has a team of personnel who are part of the Company’s global security organization and are dedicated to protecting the Company from current and evolving threats.

The Company utilizes an array of physical and technical security measures to protect the Company’s information assets. The global security organization works in conjunction with the Company’s privacy team developing and deploying privacy and security trainings, planning and launching security awareness campaigns, and conducting internal assessments. The Company has engaged world-class security firms and other experts to independently assess and help improve our privacy and security posture. Korn Ferry has made significant investments in infrastructure enhancements and advanced security tools to help secure personal data as well as the Company’s intellectual property.

Question: How did the Company respond to the passage of the European Union’s (EU) General Data Protection Regulation (GDPR)?

GDPR is a significant change for global data privacy law and introduces complex rules for organizations involved in the collection and processing of personal data of individuals located in the EU. As a global organizational consulting firm, Korn Ferry takes its responsibility to protect personal data very seriously. This includes updating our data collection, use, transfer, disclosure, and disposal policies and procedures. The Company also recognizes that personal data is only as secure as the tools and technologies that manage it. As noted above, the Company takes appropriate measures and precautions to protect and secure personal data that it processes. The Company has created a dedicated webpage to specifically address the GDPR. To learn more about the Company’s detailed response to GDPR please visit www.kornferry.com/gdpr.

2018 Proxy Statement	56

Back to Contents

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four non-employee directors, all of whom are “independent” under the applicable listing standards of the NYSE and the applicable rules of the SEC. The Audit Committee is governed by a written charter, as amended and restated, which has been adopted by the Board. A copy of the current Audit Committee Charter is available from the Company’s website, go to www.kornferry.com, select “Investor Relations” from the drop-down menu, then click on the “Corporate Governance” link located in a list on the right side of the page.

Management of the Company is responsible for the preparation, presentation, and integrity of the consolidated financial statements, maintaining a system of internal controls and having appropriate accounting and financial reporting principles and policies. The independent registered public accounting firm is responsible for planning and carrying out an audit of the consolidated financial statements and an audit of internal control over financial reporting in accordance with the rules of the Public Company Accounting Oversight Board (United States) and expressing an opinion as to the consolidated financial statements’ conformity with U.S. generally accepted accounting principles (“GAAP”) and as to internal control over financial reporting. The Audit Committee monitors and oversees these processes and is responsible for selecting and overseeing the Company’s independent registered public accounting firm.

As part of the oversight process, the Audit Committee met eight times during fiscal 2018. Throughout the year, the Audit Committee met with the Company’s independent registered public accounting firm, management and internal auditor, both together and separately in closed sessions. In the course of fulfilling its responsibilities, the Audit Committee did, among other things, the following:

•	reviewed and discussed with management and the independent registered public accounting firm the Company’s consolidated financial statements for the year ended April 30, 2018 and the quarters ended July 31, 2017, October 31, 2017, and January 31, 2018;

•	oversaw and discussed with management the Company’s review of internal control over financial reporting;

•	reviewed management’s representations that the Company’s consolidated financial statements were prepared in accordance with GAAP and present fairly the results of operations and financial position of the Company;

•	discussed with the independent registered public accounting firm the matters required to be communicated to audit committees under applicable standards of the Public Company Accounting Oversight Board;

•	received the written disclosures and letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communication with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm its independence;

•	reviewed and evaluated the performance and quality of the independent registered public accounting firm and its lead audit partner in its determination to recommend the retention of the independent registered public accounting firm, including by assessing the performance of the independent registered public accounting firm from within the Audit Committee and from the perspective of senior management and the internal auditor;

•	considered whether the provision of non-audit services by the registered public accounting firm to the Company is compatible with maintaining the registered public accounting firm’s independence;

•	monitored the Alertline reporting system implemented to provide an anonymous complaint reporting procedure;

•	reviewed the scope of and overall plans for the annual audit and the internal audit program;

•	reviewed new accounting standards applicable to the Company with the Company’s Chief Financial Officer, internal audit department and Ernst & Young LLP;

•	consulted with management and Ernst & Young LLP with respect to the Company’s processes for risk assessment and risk mitigation;

•	reviewed the Company’s cybersecurity and data privacy risks and the Company’s policies and controls designed to mitigate these risks;

•	reviewed the implementation and effectiveness of the Company’s Ethics and Compliance Program, including processes for monitoring compliance with the law, Company policies, and the Code of Business Conduct and Ethics; and

•	reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of April 30, 2018, which it made based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 Framework).

The Audit Committee has reviewed and discussed with the Company’s independent registered public accounting firm its review and report on the Company’s internal control over financial reporting as of April 30, 2018. Based on the foregoing review and discussions described in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended April 30, 2018 for filing with the SEC.

Audit Committee

Debra J. Perry (Chair)

William R. Floyd

Jerry P. Leamon

Angel R. Martinez

2018 Proxy Statement	57

Back to Contents

This page intentionally left blank

Back to Contents

04

OTHER PROPOSALS

PROPOSAL No. 4 COMPANY PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ALLOW HOLDERS OF 25% OF OUTSTANDING SHARES TO CALL SPECIAL STOCKHOLDER MEETINGS	60
The Company’s Special Meeting Proposal	60
Purpose and Effect of the Company’s Special Meeting Proposal	60
Overview of Related Changes to the Bylaws	61
The Stockholder Proposal	61
Additional Information	62
Required Vote	62
Recommendation of the Board	62

PROPOSAL No. 5 STOCKHOLDER PROPOSAL REQUESTING AMENDMENTS TO ALLOW HOLDERS OF 10% OF OUTSTANDING SHARES TO CALL SPECIAL STOCKHOLDER MEETINGS	63
Stockholder Proposal	63
Board Statement in Opposition	64
Recommendation of the Board	64

2018 Proxy Statement	59

Back to Contents

Proposal No. 4

COMPANY PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO ALLOW HOLDERS OF 25% OF OUTSTANDING SHARES TO CALL SPECIAL STOCKHOLDER MEETINGS

After careful consideration, the Board declared it advisable and recommended to our stockholders that they approve amendments to our Restated Certificate of Incorporation (the “Certificate”) to allow one or more stockholders owning shares representing at least 25% of the voting power of all outstanding shares of Company common stock who comply with all of the requirements and procedures set forth in our Bylaws to require the Company to call a special meeting of the stockholders (the “Company’s Special Meeting Proposal”). Stockholders currently cannot call a special meeting of the stockholders. The relevant section of the Certificate to be amended is set forth in Annex A. This summary of the proposed amendment to our Certificate is qualified in its entirety by reference to Annex A. The vote required to approve the Company’s Special Meeting Proposal is discussed below.

The Company’s Special Meeting Proposal

If the Company’s Special Meeting Proposal is approved by stockholders and becomes effective (as described below), our Certificate will be amended to provide that the Company is required to call a special meeting of the stockholders upon the written request of one or more stockholders who:

•	own shares representing at least 25% of the voting power of all outstanding shares of Company common stock; and

•	comply with the other requirements and procedures for stockholder-requested special meetings set forth in our Bylaws from time to time, including the requirements and procedures to be adopted by the Board through the Additional Special Meeting Bylaw Amendments (as defined below).

Purpose and Effect of the Company’s Special Meeting Proposal

The Company’s Special Meeting Proposal is a result of the Board’s ongoing review of our governance practices and the views of our significant stockholders, as well as a review of the stockholder proposal included in Proposal No. 5 below (the “Stockholder Special Meeting Proposal”). In developing the Company’s Special Meeting Proposal, the Board carefully considered the implications of amending our Certificate to grant stockholders the right to require the Company to call a special meeting.

The Board believes that the Company’s Special Meeting Proposal strikes an appropriate balance between enhancing stockholder rights and adequately protecting stockholder interests. The Board recognizes that providing stockholders the ability to call special meetings is viewed by some stockholders as an important corporate governance practice. However, special meetings of the stockholders can be potentially disruptive to business operations and to long-term stockholder interests and can cause the Company to incur substantial expenses. Accordingly, the Board believes that the proposed 25% threshold for calling special meetings of the stockholders will help provide that these meetings are extraordinary events. In addition, the Board believes that stockholder-called special meetings should not be held in close proximity to annual meetings or when the matters to be addressed have been recently considered or are planned to be considered at another meeting. The Board would continue to have the ability to call special meetings of the stockholders in other instances when the Board determines it is appropriate.

The Board determined to include a 25% threshold in the Company’s Special Meeting Proposal based on several factors. First, the Company maintains robust governance practices that promote Board accountability, including an independent Chair of the Board and majority voting in uncontested director elections, with a resignation policy mandating that directors who fail to receive the required majority vote tender their resignation for consideration by the Board. Second, the Company considered the results of benchmarking against other S&P 500 companies, which indicated that the 25% threshold is lower than or the same as the most prevalent special meeting threshold adopted by those companies.

In light of these considerations, the Board adopted resolutions declaring it advisable to amend the Certificate in accordance with this proposal and unanimously resolved to submit these amendments, which comprise the Company’s Special Meeting Proposal, to our stockholders for consideration and to recommend that stockholders vote “FOR” the Company’s Special Meeting Proposal.

2018 Proxy Statement	60

Back to Contents

Overview of Related Changes to the Bylaws

If the Company’s Special Meeting Proposal is approved by the stockholders and the Certificate is filed with the Secretary of State of the State of Delaware, upon its effectiveness the Bylaws will be amended to specify the procedures for stockholder-called special meetings, by adding the language substantially in the form attached as Annex B. Set forth below is a summary of the amendments the Board expects to adopt (the “Additional Special Meeting Bylaw Amendments”). This summary of the Additional Special Meeting Bylaw Amendments is qualified in its entirety by reference to Annex B.

Information Provisions

The Additional Special Meeting Bylaw Amendments would require any stockholder or beneficial owner seeking to require that the Company call the special meeting or soliciting other stockholders to support a call for the special meeting to provide information to the Company including, but not limited to (i) a description of the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, (ii) the date of signature of each requesting stockholder (or duly authorized agent) submitting the special meeting request, (iii) the name and address of each stockholder submitting the special meeting request, as they appear on the Company’s books, (iv) information, representations and agreements required by the Bylaws with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each stockholder or beneficial owner submitting the special meeting request, other than stockholders or beneficial owners who have provided such request solely in response to any form of public solicitation for such requests, and (v) documentary evidence of ownership of shares of common stock of the Company as of the date the request was signed and any additional information reasonably requested by the Company.

Ownership Provisions

Under the Additional Special Meeting Bylaw Amendments, a stockholder would initiate the process of requesting a special meeting by requesting that the Board set a record date for determining the shares of common stock that count toward the 25% ownership threshold.

The Additional Special Meeting Bylaw Amendments would clarify that the 25% ownership threshold is based on a “net long” ownership definition. Under the “net long” definition, a person would be deemed to “own” only those outstanding shares of common stock of the Company as to which the person possesses both (i) the full voting and investment rights pertaining to the shares and (ii) the full economic interest in (including the opportunity for profit and risk of loss on) such shares, which terms may be further defined in the Bylaws from time to time. The Board believes a “net long” definition of ownership is appropriate so that only stockholders with full and continuing economic interest and voting rights in our common stock would be entitled to require that the Company call a special meeting.

Additional Provisions

The Additional Special Meeting Bylaw Amendments would set forth certain procedural requirements that the Board believes are appropriate to avoid duplicative or unnecessary special meetings. Under these provisions, a special meeting request would not be valid if it:

•	relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law;

•	relates to an item of business that is the same as or substantially similar to any item of business that was presented at a meeting of stockholders occurring within 90 days preceding the earliest dated request for a special meeting;

•	is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders; or

•	does not comply with the requirements pertaining to special meeting requests set forth in the Bylaws.

The Additional Special Meeting Bylaw Amendments would state that, if stockholders who requested a special meeting revoke the request or cease to own at least 25% of the voting power of all outstanding shares of Company common stock at all times between the date the special meeting request was received by the Company and the date of the applicable stockholder-requested special meeting, the Board would have the discretion to cancel the special meeting of the stockholders if there were no longer valid unrevoked written requests satisfying the 25% threshold.

The Additional Special Meeting Bylaw Amendments would specify that the business to be transacted at a stockholder-requested special meeting would be limited to the business stated in the valid special meeting request received by the Company and any additional business that the Board determines to include in the notice for such special meeting.

The Stockholder Proposal

As described below in Proposal No. 5, the Company was notified that a stockholder intends to present a proposal for consideration at the Annual Meeting that also addresses stockholders’ ability to call special meetings of the stockholders. Although the Company’s Special Meeting Proposal and the Stockholder Special Meeting Proposal concern the same subject matter, the terms and effects of each proposal differ. Stockholders may vote on both the Company’s Special Meeting Proposal and the Stockholder Special Meeting Proposal, and approval of one proposal is not conditioned on approval or disapproval of the other proposal. Among the differences between the Company’s Special Meeting Proposal and the Stockholder Special Meeting Proposal are the following:

•	For the reasons discussed above, the Board provided in the Company’s Special Meeting Proposal that one or more holders of shares representing at least 25% of the voting power of all outstanding shares of Company common stock can require the Company to call a special meeting of the stockholders. The Stockholder Special Meeting Proposal requests that holders of an aggregate of 10% ownership of

2018 Proxy Statement	61

Back to Contents
outstanding Company common stock be given the power to call a special meeting of the stockholders, but does not specifically address why it believes that a 10% threshold is appropriate at the Company.

•	The Company’s Special Meeting Proposal is binding. If stockholders approve the Company’s Special Meeting Proposal, our Certificate will be amended, thereby providing stockholders who comply with the Bylaws the right to have the Company call a special meeting of the stockholders. In contrast, the Stockholder Special Meeting Proposal is not binding; approval of the Stockholder Special Meeting Proposal requests that the Board consider the matter but does not amend either the Certificate or the Bylaws.

•	If the Company’s Special Meeting Proposal is approved, upon the effectiveness of the amended Certificate the Additional Special Meeting Bylaw Amendments will become effective. The Additional Special Meeting Bylaw Amendments set forth procedures for stockholders to request a special meeting of the stockholders. The Stockholder Special Meeting Proposal does not address such terms.

Neither the Company’s Special Meeting Proposal nor the Stockholder Special Meeting Proposal impact the Board’s existing authority to call special meetings of stockholders.

Additional Information

The Company’s Special Meeting Proposal is binding. If stockholders approve the Company’s Special Meeting Proposal by the requisite vote, we will file a Certificate of Amendment with the Secretary of State of the State of Delaware shortly following the Annual Meeting to incorporate the approved amendments. The Certificate of Amendment will become effective upon acceptance of the filing by the Secretary of State of the State of Delaware. The Additional Special Meeting Bylaw Amendments described above will become effective upon the effectiveness of the Certificate of Amendment.

If stockholders do not approve the Company’s Special Meeting Proposal by the requisite vote, then the Certificate of Amendment will not be filed with the Secretary of State of the State of Delaware, the Additional Special Meeting Bylaw Amendments will not become effective and our stockholders will not have the ability to require the Company to call a special meeting of stockholders. Approval of the Company’s Special Meeting Proposal is not conditioned on approval or disapproval of the Stockholder Special Meeting Proposal, which means that the foregoing effects of approval or disapproval of the Company’s Special Meeting Proposal are not affected by approval or disapproval of the Stockholder Special Meeting Proposal.

REQUIRED VOTE

Approval of the Company’s Special Meeting Proposal requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon.

RECOMMENDATION OF THE BOARD The Board unanimously recommends that you vote “FOR” the approval of proposed amendments to our Certificate to allow holders of 25% of outstanding shares to call special meetings of the stockholders.

2018 Proxy Statement	62

Back to Contents

Proposal No. 5

STOCKHOLDER PROPOSAL REQUESTING AMENDMENTS TO ALLOW HOLDERS OF 10% OF OUTSTANDING SHARES TO CALL SPECIAL STOCKHOLDER MEETINGS

A stockholder has submitted the following proposal to the Company for action at the Annual Meeting. We will provide the name, address, and share ownership of the stockholder proponent promptly upon receiving an oral or written request to the Company’s Corporate Secretary at the address and phone number listed on page 72 of this Proxy Statement. The stockholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of the stockholder proponent.

Our Board of Directors opposes the adoption of the proposal and asks you to review our Board’s response, which follows the stockholder’s supporting statement.

STOCKHOLDER PROPOSAL

Proposal 5 – Special Shareholder Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board’s current power to call a special meeting.

Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison. This proposal topic, sponsored by William Steiner, also won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes.

Nuance Communications, Inc. (NUAN) shareholders gave 94%-support on February 28, 2018 to a rule 14a-8 proposal calling for 10% of shareholders to call a special meeting.

It is important that our company goes the extra mile and adopts an ownership threshold of 10%. Some companies have adopted an ownership threshold of 25% which can be unrealistic. An ownership threshold of 25% can mean that more than 50% of shareholders must be contacted during a short window of time to simply call a special meeting. Plus many shareholders, who are convinced that a special meeting should be called, can make a small paperwork error that will disqualify them from counting toward the ownership threshold that is needed for a special meeting.

Please vote to give management more of an incentive to listen to shareholders:

Special Shareholder Meetings – Proposal 5

2018 Proxy Statement	63

Back to Contents

BOARD STATEMENT IN OPPOSITION

The Board unanimously recommends a vote “AGAINST” the proposal for the reasons discussed below

The Board recommends that stockholders vote “AGAINST” this proposal because it is unnecessary and not in the best interests of the Company or stockholders given the Company’s Special Meeting Proposal in Proposal No. 4 above, which would amend the Certificate to allow one or more stockholders who own shares representing at least 25% of the voting power of all outstanding shares of Company common stock to require the Company to call a special meeting of stockholders.

The Board believes that this stockholder proposal does not appropriately balance enhancing stockholder rights and adequately protecting stockholder interests. The Board recognizes that providing stockholders the ability to request special meetings is viewed by some as an important corporate governance practice. However, the Board believes that a small minority of stockholders should not be entitled to call special meetings for their own interests, which may not be shared more broadly by the Company’s stockholders. For this reason, the Board believes that the 25% ownership threshold in the Company’s Special Meeting Proposal is more appropriate than the 10% threshold in this stockholder proposal. Moreover, the 25% ownership threshold in the Company’s Special Meeting Proposal is lower than or the same as the most prevalent special meeting threshold adopted by most companies.

In addition, special meetings of the stockholders can be potentially disruptive to long-term stockholder interests and Company operations. They also can cause companies to incur substantial expenses. Accordingly, the Board believes that special meetings of the stockholders should be extraordinary events. Likewise, the Board believes that stockholders should not be able to call special meetings in close proximity to an annual meeting or when the matters to be addressed were recently considered or will be considered at an upcoming meeting.

This stockholder proposal also is unnecessary given that the Company maintains robust governance practices that promote Board accountability, as discussed in this Proxy Statement under the heading “Corporate Governance,” including:

•	an independent Chair of the Board;
•	a majority voting standard for the election of directors in uncontested elections, with directors who fail to receive the required majority vote required to tender their resignation for consideration by the Board;
•	key Board committees chaired by and comprised solely of independent directors; and
•	an active stockholder engagement program as well as the ability of stockholders to send communications to the members of the Board, any of its committees, the independent directors as a group, or any of the independent directors by email or in writing.

As result of these factors, our Board believes that the Company’s Special Meeting Proposal set forth in Proposal No. 4 – and not this stockholder proposal – strikes the right balance between enhancing stockholder rights and protecting long-term stockholder interests.

RECOMMENDATION OF THE BOARD The Board unanimously recommends that you vote “AGAINST” this stockholder proposal.

2018 Proxy Statement	64

Back to Contents

05

GENERAL INFORMATION

2018 Proxy Statement	65

Back to Contents

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of July 31, 2018, the beneficial ownership of common stock of the Company of each director and each nominee for director, each named executive officer, and the holdings of all directors and executive officers as a group. The following table also sets forth the names of those persons known to us to be beneficial owners of more than 5% of the Company’s common stock. Unless otherwise indicated, the mailing address for each person named is c/o Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067.

Name of Beneficial Owner	Amount Beneficially Owned and Nature of Beneficial Ownership(1)		Percent of Class(1)
Doyle N. Beneby	11,950	(2)	*%
William R. Floyd	28,030	(2)	*
Christina A. Gold	16,910	(2)	*
Jerry P. Leamon	15,102	(2)	*
Angel R. Martinez	5,030	(2)	*
Debra J. Perry	23,030	(2)	*
George T. Shaheen	45,670	(2)	*
Gary D. Burnison	181,888	(3)	*
Robert P. Rozek	94,855	(4)	*
Byrne Mulrooney	83,289	(5)	*
Mark Arian	18,713	(6)	*
All directors and executive officers as a group (11 persons)	524,467	(7)	0.91%
BlackRock Inc. 55 East 52nd Street, New York, NY 10055	6,903,792	(8)	12.02%
The Vanguard Group 100 Vanguard Boulevard, Malvern, PA 19355	4,858,371	(9)	8.46%
Dimensional Fund Advisors LP Building One, 6300 Bee Cave Road, Austin, TX 78746	4,628,747	(10)	8.06%
*	Designated ownership of less than 1% of the Company’s outstanding common stock.
(1)	Applicable percentage of ownership is based upon 57,432,354 shares of common stock outstanding as of July 31, 2018, and the relevant number of shares of common stock issuable upon exercise of stock options or other awards which are exercisable or have vested or will be exercisable within 60 days of July 31, 2018. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Except as otherwise indicated below, to our knowledge, all persons listed above have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law.
(2)	Includes 3,030 shares of restricted stock units which vest on September 25, 2018.
(3)	Reflects 106,446 shares of unvested restricted stock over which Mr. Burnison has sole voting but no investment power.
(4)	Reflects 50,196 shares of unvested restricted stock over which Mr. Rozek has sole voting but no investment power.
(5)	Reflects 47,214 shares of unvested restricted stock over which Mr. Mulrooney has sole voting but no investment power.
(6)	Reflects 16,970 shares of unvested restricted stock over which Mr. Arian has sole voting but no investment power.
(7)	Includes 21,210 shares of restricted stock units which vest on September 25, 2018.
(8)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 19, 2018, which indicates that BlackRock, Inc. has sole voting power with respect to 6,789,104 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 6,903,792 shares, and shared dispositive power with respect to 0 shares.
(9)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 9, 2018, which indicates that Vanguard has sole voting power with respect to 58,808 shares, shared voting power with respect to 7,332 shares, sole dispositive power with respect to 4,796,745 shares, and shared dispositive power with respect to 61,626 shares.
(10)	The information regarding the number of shares beneficially owned was obtained from a Schedule 13G/A filed by Dimensional Fund Advisors LP (“Dimensional”) with the SEC on February 9, 2018, which indicates that Dimensional has sole voting power with respect to 4,491,910 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 4,628,747 shares, and shared dispositive power with respect to 0 shares.

2018 Proxy Statement	66

Back to Contents

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

WHAT PROPOSALS WILL BE VOTED ON AT THE ANNUAL MEETING?

(1) The election of the eight directors nominated by our Board and named in this Proxy Statement to serve on the Board until the 2019 Annual Meeting of Stockholders and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal;

(2) A non-binding advisory resolution to approve the Company’s executive compensation;

(3) The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year;

(4) A Company proposal to amend our Restated Certificate of Incorporation to allow holders of 25% of outstanding shares to call special stockholder meetings; and

(5) A stockholder proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings, if properly presented at the Annual Meeting.

HOW DOES THE BOARD RECOMMEND I VOTE ON EACH OF THE PROPOSALS?

The Board unanimously recommends that you vote your shares:

• “FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2019 Annual Meeting of Stockholders;

• “FOR” the approval, on an advisory basis, of the Company’s executive compensation;

• “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year;

• “FOR” the Company proposal to amend our Restated Certificate of Incorporation to allow holders of 25% of outstanding shares to call special stockholder meetings; and

• “AGAINST” the stockholder proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings.

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

Holders of the Company’s common stock as of the close of business on July 31, 2018, the Record Date, are entitled to vote at the Annual Meeting.

WHO CAN ATTEND THE ANNUAL MEETING?

Attendance at the Annual Meeting will be limited to stockholders of the Company as of the Record Date (or their authorized representatives). If your shares are held by a bank, broker or other nominee, please bring to the Annual Meeting your bank or broker statement evidencing your beneficial ownership of Company stock to gain admission to the Annual Meeting. Stockholders who plan to attend the Annual Meeting must present valid photo identification. Stockholders of record will be verified against an official list available at the registration area. We reserve the right to deny admittance to anyone who cannot show sufficient proof of share ownership as of the Record Date.

HOW MANY VOTES IS EACH SHARE OF COMMON STOCK ENTITLED TO?

Each share of Company common stock outstanding as of the Record Date is entitled to one vote. As of the Record Date, there were 57,432,354 shares of Company common stock issued and outstanding.

HOW DO I VOTE?

You can vote in person at the Annual Meeting or by proxy.

HOW DO I VOTE BY PROXY?

There are three ways to vote by proxy:

(1) By Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the Notice or proxy card;

(2) By Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Notice or proxy card; or

(3) By Mail—If you received your proxy materials by mail, you can vote by mail by completing, signing, dating, and mailing the enclosed proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted.

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. You may specify whether your shares should be voted for or against all, some or none of the nominees for director and whether your shares should be voted for or against each of the other proposals. If you submit a proxy without indicating your instructions, your shares will be voted as follows:

2018 Proxy Statement	67

Back to Contents
• “FOR” the election of the eight directors nominated by the Board and named in this Proxy Statement to serve on the Board until the 2019 Annual Meeting of Stockholders;

• “FOR” the approval, on an advisory basis, of the Company’s executive compensation;

• “FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the Company’s 2019 fiscal year;

• “FOR” the Company proposal to amend our Restated Certificate of Incorporation to allow holders of 25% of outstanding shares to call special stockholder meetings; and

• “AGAINST” the stockholder proposal requesting amendments to allow holders of 10% of outstanding shares to call special stockholder meetings.

CAN I REVOKE MY PROXY AFTER I HAVE SUBMITTED IT?

Yes, once you have submitted your proxy, you have the right to revoke your proxy at any time before it is voted by:
(1) Sending a written revocation to the Corporate Secretary;

(2) Submitting a later dated proxy; or

(3) Attending the Annual Meeting and voting in person.

WHO WILL COUNT THE VOTES?

Representatives of Broadridge will count the votes and act as the inspector of election at the Annual Meeting.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIAL INSTEAD OF A FULL SET OF PRINTED PROXY MATERIALS?

Pursuant to rules adopted by the SEC, we are making this Proxy Statement available to our stockholders electronically via the Internet. On or about August 17 , 2018, we will mail the Notice of Internet Availability of Proxy Materials (the “Notice”) to stockholders of our common stock at the close of business on the Record Date, other than those stockholders who previously requested electronic or paper delivery of communications from us. The Notice contains instructions on how to access an electronic copy of our proxy materials, including this Proxy Statement and our 2018 Annual Report. The Notice also contains instructions on how to request a paper copy of the Proxy Statement. We believe that this process will allow us to provide you with the information you need in a timely manner, while conserving natural resources and lowering the costs of the Annual Meeting.

CAN I VOTE MY SHARES BY FILLING OUT AND RETURNING THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS?

No. The Notice only identifies the items to be voted on at the Annual Meeting. You cannot vote by marking the Notice and returning it. The Notice provides instructions on how to cast your vote.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS OR MORE THAN ONE SET OF PRINTED PROXY MATERIALS?

If you hold your shares in more than one account, you may receive a separate Notice of Internet Availability of Proxy Materials or a separate set of printed proxy materials, including a separate proxy card or voting instruction card, for each account. To ensure that all of your shares are voted, please vote by telephone or by Internet or sign, date, and return a proxy card or voting card for each account.

WHAT IF I OWN SHARES THROUGH THE COMPANY’S 401(K) PLAN?

If you own shares that are held in our 401(k) plan, the trustees of the 401(k) plan will vote those shares.

WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES AS A “STOCKHOLDER OF RECORD” AND AS A “BENEFICIAL OWNER”?

You are a “beneficial owner” if your shares are held in a brokerage account, including an Individual Retirement Account, by a bank or other nominee. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares. However, because you are not the stockholder of record, you may not vote your shares in person at the Annual Meeting. Your broker, bank or other nominee has provided you with voting instructions.

You are a “stockholder of record” if your shares are registered directly in your name with the Company’s transfer agent.

WHAT IF A BENEFICIAL OWNER DOES NOT PROVIDE THE STOCKHOLDER OF RECORD WITH VOTING INSTRUCTIONS FOR A PARTICULAR PROPOSAL?

If you are a beneficial owner and you do not provide the stockholder of record with voting instructions for a particular proposal, your shares may constitute “broker non-votes” with respect to that proposal. “Broker non-votes” are shares held by a broker, bank or other nominee with respect to which the holder of record does not have discretionary power to vote on a particular proposal and with respect to which instructions were never received from the beneficial owner. Shares that constitute broker non-votes with respect to a particular proposal will not be considered present and entitled to vote on that proposal at the Annual Meeting even though the same shares will be considered present for purposes of establishing a quorum and may be entitled to vote on other proposals. However, in certain circumstances, such as the appointment of the independent registered public accounting firm, the broker, bank or other nominee has discretionary authority and therefore is permitted to vote your shares even if the broker, bank or other nominee does not receive voting instructions from you. Election of directors, the advisory vote to approve the Company’s executive compensation, the Company proposal on special

2018 Proxy Statement	68

Back to Contents
meetings and the stockholder proposal on special meetings are not considered “routine” matters and as a result, your broker, bank or other nominee will not have discretion to vote on these matters at the Annual Meeting unless you provide applicable instructions to do so. Therefore, we strongly encourage you to follow the voting instructions on the materials you receive.

WHAT IS THE REQUIREMENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order to conduct business at the Annual Meeting, a “quorum” must be established. A “quorum” is a majority in voting power of the outstanding shares of common stock. A quorum must be present in person or represented by proxy at the Annual Meeting for business to be conducted. As discussed below, abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum.

HOW ARE VOTES COUNTED?

Shares of common stock that reflect abstentions are treated as present and entitled to vote for the purposes of establishing a quorum. Abstentions will have no effect on director elections, but will have the effect of a vote against all other proposals. Shares of common stock that reflect broker non-votes are treated as present and entitled to vote for the purposes of establishing a quorum. However, for the purposes of determining the outcome of any matter as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter, even though those shares are considered present and entitled to vote for the purposes of establishing a quorum and may be entitled to vote on other matters.

WHAT IS THE VOTING REQUIREMENT TO APPROVE EACH PROPOSAL?

For Proposal No. 1, in uncontested elections, directors are elected by a majority of the votes cast, meaning that each nominee must receive a greater number of shares voted “for” such nominee than the shares voted “against” such nominee. If an incumbent director does not receive a greater number of shares voted “for” such director than shares voted “against” such director, then such director must tender his or her resignation to the Board. In that situation, the Company’s Nominating and Corporate Governance Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. Within 90 days from the date the election results were certified, the Board would act on the Nominating and Corporate Governance Committee’s recommendation and publicly disclose its decision and rationale behind it. In a contested election—a circumstance we do not anticipate—director nominees are elected by a plurality vote. Abstentions and broker non-votes will not affect the outcome of the election of directors.

For Proposal No. 2 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposal No. 2, abstentions have the effect of a negative vote, but broker non-votes will not affect the outcome.

For Proposal No. 3 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposal No. 3, abstentions have the effect of a negative vote.

For Proposal No. 4 to be approved, the proposal must receive the affirmative vote of a majority of the outstanding stock entitled to vote thereon. In determining the outcome of Proposal No. 4, abstentions and broker non-votes will have the effect of a negative vote.

For Proposal No. 5 to be approved, the proposal must receive the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote on the proposal. In determining the outcome of Proposal No. 5, abstentions have the effect of a negative vote, but broker non-votes will not affect the outcome.

WHAT HAPPENS IF ADDITIONAL MATTERS (OTHER THAN THE PROPOSALS DESCRIBED IN THIS PROXY STATEMENT) ARE PRESENTED AT THE ANNUAL MEETING?

The Board is not aware of any additional matters to be presented for a vote at the Annual Meeting; however, if any additional matters are properly presented at the Annual Meeting, your proxy gives Gary D. Burnison and Robert P. Rozek authority to vote on those matters in their discretion.

WHO WILL BEAR THE COST OF THE PROXY SOLICITATION?

The entire cost of the proxy solicitation will be borne by the Company. We hired D.F. King to assist in the distribution of proxy materials and solicitation of votes for approximately $25,000 plus reimbursement of any out of pocket expenses. Upon request, we will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

WHO IS MAKING THE SOLICITATION IN THIS PROXY STATEMENT?

Korn Ferry is soliciting your vote with this proxy statement.

2018 Proxy Statement	69

Back to Contents

OTHER MATTERS

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

To our knowledge, since the beginning of fiscal year 2018, the Company has not entered into or proposed to enter into any transaction with any executive officer, director or director nominee, beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing.

RELATED PERSON TRANSACTION APPROVAL POLICY

In June 2009, the Board adopted a written amended and restated policy for the review and approval of all transactions with related persons, pursuant to which the Audit Committee must review the material facts of, and either approve or disapprove the Company’s entry into, any transaction, arrangement or relationship or any series thereof in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company or any of its subsidiaries is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or less than ten percent beneficial owner of another entity). For purposes of this policy, a “related person” is any person who is or was since the beginning of the Company’s most recently completed fiscal year an executive officer, director or director nominee of the Company, any beneficial owner of more than five percent of the Company’s common stock, or any immediate family member of any of the foregoing. As provided for in the policy, the Audit Committee has reviewed and pre-approved the entry into certain types of related person transactions, including without limitation the employment of executive officers and director compensation. In addition, the Board has delegated to the chair of the Audit Committee the authority to pre-approve or ratify any transaction with a related person in which the aggregate amount involved is less than $1,000,000; no such transaction was considered or approved during the Company’s fiscal year 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, officers and greater than ten percent beneficial owners to file reports of ownership and changes in ownership of their equity securities of the Company with the SEC and to furnish the Company with copies of such reports. Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company in fiscal year 2018 and the representations of reporting persons, all of the filings by the Company’s directors, officers and beneficial owners of more than ten percent of the Company’s common stock were filed on a timely basis during fiscal 2018 except for a Form 3 for Mr. Martinez.

ANNUAL REPORT TO STOCKHOLDERS

The Company’s Annual Report to Stockholders for fiscal 2018, which includes the Company’s Annual Report on Form 10-K for the year ended April 30, 2018 (excluding the exhibits thereto) will be made available to stockholders at the same time as this Proxy Statement. Our 2018 Annual Report and Proxy Statement are posted on our website at www.kornferry.com. If any person who was a beneficial owner of the common stock of the Company on July 31, 2018 desires a complete copy of the Company’s Form 10-K, including the exhibits thereto, he/she/it will be provided with such materials without charge upon written request. The request should identify the requesting person as a beneficial owner of the Company’s stock as of July 31, 2018 and should be directed to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. The Company’s Form 10-K, including the exhibits thereto, is also available through the SEC’s web site at http://www.sec.gov.

2018 Proxy Statement	70

Back to Contents

COMMUNICATIONS WITH DIRECTORS

Any stockholder or other party interested in communicating with members of the Board, any of its committees, the independent directors as a group or any of the independent directors may send written communications to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary or to corporatesecretary@kornferry.com. Communications received in writing are forwarded to the Board, committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business, or is similarly inappropriate. The Corporate Secretary has the authority to discard or disregard any inappropriate communications or to take other appropriate actions with respect to any such inappropriate communications. The Company’s Board of Directors will endeavor to promptly respond to all appropriate communications and encourages all stockholders and interested persons to use the aforementioned email and mailing address to send communications relating to the Company’s business to the Board and its members.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR CONSIDERATION AT THE 2019 ANNUAL MEETING

If a stockholder wishes to submit a proposal for consideration at the 2019 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act, and wants that proposal to appear in the Company’s proxy statement and form of proxy for that meeting, the proposal must be submitted in writing and received at Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary, no later than April 19 , 2019. Each stockholder proposal must comply with the Exchange Act, the rules and regulations thereunder, and the Company’s bylaws as in effect at the time of such notice. The submission of a stockholder proposal does not guarantee that it will be included in the Company’s Proxy Statement and form of proxy.

The Company’s bylaws also establish an advance notice procedure with regard to nominating persons for election to the Board and proposals of other business that are not submitted for inclusion in the Proxy Statement and form of proxy but that a stockholder instead wishes to present directly at an annual meeting of stockholders. If a stockholder wishes to submit a nominee or other business for consideration at the 2019 Annual Meeting of Stockholders without including that nominee or proposal in the Company’s Proxy Statement and form of proxy, the Company’s bylaws require, among other things, that the stockholder submission contain certain information concerning the nominee or other business, as the case may be, and other information specified in the Company’s bylaws, and that the stockholder provide the Company with written notice of such nominee or business no later than the close of business on June 28, 2019, nor earlier than the close of business on May 29, 2019; provided however, that in the event that the date of the 2019 Annual Meeting of Stockholders is more than 30 days before or more than 70 days after the anniversary date of the 2018 Annual Meeting of Stockholders, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the 2019 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. If the number of directors to be elected to the Board is increased and there is no public announcement by the Company naming the nominees for the additional directorships, a stockholder’s notice will be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Company at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. A stockholder notice should be sent to Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary. Proposals or nominations not meeting the advance notice requirements in the Company’s bylaws will not be entertained at the 2019 Annual Meeting of Stockholders. A copy of the full text of the relevant bylaw provisions may be obtained from the Company’s filing with the SEC or by writing our Corporate Secretary at the address identified above.

2018 Proxy Statement	71

Back to Contents

STOCKHOLDERS SHARING AN ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Company stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Notice of Internet Availability of Proxy Materials, Annual Report, or Proxy Statement mailed to you, please submit a request, either in writing or by phone, by contacting the Company at Korn Ferry, 1900 Avenue of the Stars, Suite 2600, Los Angeles, California 90067, Attention: Corporate Secretary or at (310) 552-1834, and we will promptly send you the materials you have requested. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for the purposes of this year’s Annual Meeting, you will need to follow the instructions included in the Notice of Internet Availability that was sent to you. You can also contact our Corporate Secretary at the telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By Order of the Board of Directors,

Jonathan Kuai

General Counsel and Corporate Secretary

August 17 , 2018

2018 Proxy Statement	72

Back to Contents

Annex A

Set forth below is the text of the provisions of our Certificate proposed to be amended by Proposal No. 4. Additions are indicated by double underlining and deletions are indicated by strike-through.

*****

PROPOSED AMENDMENT TO ARTICLE XII: Meetings of the Stockholders

Article XII: Meetings of the Stockholders

Section 1. Place of Meetings. Meetings of the stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide.

Section 2. Ability to Call Special Meetings. Special meetings of the stockholders: (a) may be called ~~only~~ by the Board of Directors, the Chair of the Board of Directors, the Chief Executive Officer or the President of the Corporation, and (b) shall be called by the Chair of the Board of Directors or the Corporate Secretary upon the written request or requests of one or more persons that: (i) own (as such term is defined in the Bylaws of the Corporation, as amended from time to time) shares representing at least 25% of the Common Stock outstanding as of the record date fixed in accordance with the Bylaws of the Corporation to determine who may deliver a written request to call a special meeting, and (ii) comply with such other requirements and procedures for requesting a special meeting of stockholders as may be set forth in the Bylaws of the Corporation and amended from time to time. The foregoing provisions of this Article XII shall be subject to the provisions of the Bylaws of the Corporation (as amended from time to time) that, among other things, limit the ability to make a request for a special meeting and that specify the circumstances pursuant to which a request for a special meeting will be deemed to be revoked. Special meetings may not be called by any other person or persons.

2018 Proxy Statement	A-1

Back to Contents

Annex B

ADDITIONAL SPECIAL MEETING BYLAW AMENDMENTS

If the Company’s Special Meeting Proposal is approved by the stockholders and the Certificate of Amendment is filed with the Secretary of State of the State of Delaware, upon its effectiveness the Bylaws will be amended to specify the procedures for stockholder-requested special meetings, by adding the language substantially in the form set forth below.

*****

Article II: Stockholders

Section 4. Special Meetings.

(b)	Procedures for Stockholder-Requested Special Meetings.

(i)	For purposes of satisfying the Requisite Percent under this Section 4, a person is deemed to “Own” only those outstanding shares of common stock of the corporation as to which such person possesses both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares. Notwithstanding the foregoing, the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares of stock of the corporation, if the instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate. A person “Owns” shares held in the name of a nominee or other intermediary so long as such person retains both (A) the full voting and investment rights pertaining to the shares, and (B) the full economic interest in the shares. The person’s Ownership of shares is deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement that is revocable at any time by the person, but not during any period in which the person has loaned the shares.

(ii)	Any stockholder seeking to request a special meeting shall first request that the Board fix a record date to determine the stockholders entitled to request a special meeting (the “Ownership Record Date”) by delivering notice in writing to the Secretary of the corporation at the principal executive office of the corporation (the “Record Date Request Notice”). A stockholder’s Record Date Request Notice shall contain the name and address of the stockholder, the class or series and number of shares of stock of the corporation which are Owned of record and beneficially by the stockholder and state the business proposed to be acted on at the meeting.

(iii)	Following receipt of a valid Record Date Request Notice by the Secretary of the Corporation, the Board may set an Ownership Record Date. Notwithstanding any other provision of these bylaws, the Ownership Record Date shall not precede the date upon which the resolution fixing the Ownership Record Date is adopted by the Board, and shall not be more than 10 days after the close of business (as defined in paragraph (c)(ii) of Section 3) on the date upon which the resolution fixing the Ownership Record Date is adopted by the Board. If the Board, within 10 days after the date upon which a valid Record Date Request Notice is received by the Secretary of the corporation, does not adopt a resolution fixing the Ownership Record Date, the Ownership Record Date shall be the close of business on the 10th day after the date upon which a valid Record Date Request Notice is received by the Secretary of the corporation (or, if such 10th day is not a business day, the first business day thereafter).

(iv)	In order for a special meeting requested by the stockholders to be called by the Chair of the Board or the Secretary of the corporation, one or more written requests for a special meeting signed by stockholders (or their duly authorized agents) who Own or who are acting on behalf of persons who Own, as of the Ownership Record Date, at least the Requisite Percent (the “Special Meeting Request”), shall be delivered to the Secretary of the corporation. A Special Meeting Request shall (A) state the business (including the identity of nominees for election as a director, if any) proposed to be acted on at the meeting, which shall be limited to the business set forth in the Record

2018 Proxy Statement	B-1

Back to Contents
Date Request Notice received by the Secretary of the corporation, (B) bear the date of signature of each such stockholder (or duly authorized agent) submitting the Special Meeting Request, (C) set forth the name and address of each stockholder submitting the Special Meeting Request, as they appear on the corporation’s books, (D) contain the information required by paragraph (a)(ii) of Section 3 with respect to any director nominations or other business proposed to be presented at the special meeting, and as to each stockholder requesting the meeting and each other person (including any beneficial owner) on whose behalf the stockholder is acting, other than stockholders or beneficial owners who have provided such request solely in response to any form of public solicitation for such requests, (E) include documentary evidence that the requesting stockholders Own the Requisite Percent as of the Ownership Record Date; provided, however, that if the requesting stockholders are not the beneficial owners of the shares representing the Requisite Percent, then to be valid, the Special Meeting Request must also include documentary evidence of the number of shares Owned by the beneficial owners on whose behalf the Special Meeting Request is made as of the Ownership Record Date, and (F) be delivered to the Secretary of the corporation at the principal executive office of the corporation, by hand or by certified or registered mail, return receipt requested, within 60 days after the Ownership Record Date. The Special Meeting Request shall be updated and supplemented within 5 business days after the record date for determining the stockholders entitled to vote at the stockholder-requested special meeting (or by the opening of business on the date of the meeting, whichever is earlier, if the record date for determining the stockholders entitled to vote at the meeting is different from the record date for determining the stockholders entitled to notice of the meeting), and in either case such information when provided to the corporation shall be current as of the record date for determining the stockholders entitled to vote at the meeting. In addition, the requesting stockholder and each other person (including any beneficial owner) on whose behalf the stockholder is acting, shall provide such other information as may be reasonably requested by the corporation within 10 business days of such a request.

(v)	After receiving a Special Meeting Request, the Board shall determine in good faith whether the stockholders requesting the special meeting have satisfied the requirements for calling a special meeting, and the corporation shall notify the requesting stockholder of the Board’s determination about whether the Special Meeting Request is valid, which determination shall be conclusive and binding on the corporation and all stockholders and other persons. The date, time and place of the special meeting shall be fixed by the Board, and the date of the special meeting shall not be more than 90 days after the date on which the Board fixes the date of the special meeting. The record date for the special meeting shall be fixed by the Board as set forth in Section 9 of this Article II.

(vi)	A Special Meeting Request shall not be valid, and the corporation shall not call a special meeting if (A) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under, or that involves a violation of, applicable law, (B) an item of business that is the same or substantially similar (as determined in good faith by the Board) to any item that was presented at a meeting of the stockholders occurring within 90 days preceding the earliest date of signature on the Special Meeting Request, provided that the removal of directors and the filling of the resulting vacancies shall not be considered the same or substantially similar to the election of directors at the preceding annual meeting of stockholders, (C) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the preceding year’s annual meeting and ending on the date of the next annual meeting of stockholders, or (D) the Special Meeting Request does not comply with the requirements of this Section 4.

(vii)	Any stockholder who submitted a Special Meeting Request may revoke its written request by written revocation delivered to the Secretary of the corporation at the principal executive office of the corporation at any time prior to the stockholder-requested special meeting. A Special Meeting Request shall be deemed revoked (and any meeting scheduled in response may be cancelled) if the stockholders submitting the Special Meeting Request, and any beneficial owners on whose behalf they are acting (as applicable), do not continue to Own at least the Requisite Percent at all times between the date the Record Date Request Notice is received by the Corporation and the date of the applicable stockholder-requested special meeting, and the requesting stockholder shall promptly notify the Secretary of the corporation of any decrease in Ownership of shares of stock of the corporation that results in such a revocation. If, as a result of any revocations, there are no longer valid unrevoked written requests from the Requisite Percent, the Board shall have the discretion to determine whether or not to proceed with the special meeting.

(viii)	Business transacted at a stockholder-requested special meeting shall be limited to (A) the business stated in the valid Special Meeting Request received from the Requisite Percent, and (B) any additional business that the Board determines to include in the corporation’s notice of meeting (or any supplement thereto). If none of the stockholders who submitted the Special Meeting Request (or a qualified representative thereof as defined in paragraph (c)(i) of Section 3) appears at the special meeting to present the matter or matters to be brought before the special meeting that were specified in the Special Meeting Request, the corporation need not present the matter or matters for a vote at the meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation.

2018 Proxy Statement	B-2

Back to Contents

Back to Contents

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2

1 1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 25, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 25, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

02 0000000000

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees	For	Against	Abstain
1A Doyle N. Beneby	☐	☐	☐
1B Gary D. Burnison	☐	☐	☐
1C William R. Floyd	☐	☐	☐
1D Christina A. Gold	☐	☐	☐
1E Jerry P. Leamon	☐	☐	☐
1F Angel R. Martinez	☐	☐	☐
1G Debra J. Perry	☐	☐	☐
1H George T. Shaheen	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

The Board of Directors recommends you vote AGAINST the following:

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000386800_1 R1.0.1.17

Back to Contents

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice & Proxy Statement and Annual Report are available at www.proxyvote.com.

KORN/FERRY INTERNATIONAL
2018 Annual Meeting of Stockholders
September 26, 2018 8:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Gary D. Burnison and Robert P. Rozek, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Korn/Ferry International (the "Company") common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the 2018 Annual Meeting of Stockholders (the "Meeting") of the Company to be held on September 26, 2018 or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1, "FOR" PROPOSALS 2, 3 AND 4 AND "AGAINST" PROPOSAL 5, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side

0000386800_2 R1.0.1.17